                                                                   EXHIBIT 10.29

                                                                  EXECUTION COPY

================================================================================

                                 US$270,000,000

                                CREDIT AGREEMENT

                         dated as of February 20, 2003,

                as amended and restated as of February 26, 2003,

                                      among

                         BURNS, PHILP & COMPANY LIMITED,

                                BURNS PHILP INC.,

                            THE LENDERS NAMED HEREIN

                                       and

                           CREDIT SUISSE FIRST BOSTON,

                             as Administrative Agent

                             -----------------------

                           CREDIT SUISSE FIRST BOSTON,

                               as Sole Bookrunner

                                       and

                               Sole Lead Arranger

================================================================================
                                                        [CS&M Ref. No. 5865-171]

                                TABLE OF CONTENTS

                                                                                                   Page

                                    ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms .................................................................        1
SECTION 1.02. Terms Generally ...............................................................       28

                                   ARTICLE II

                                  The Credits

SECTION 2.01. Commitments ...................................................................       29
SECTION 2.02. Loans .........................................................................       29
SECTION 2.03. Borrowing Procedure ...........................................................       30
SECTION 2.04. Evidence of Debt; Repayment of Loans ..........................................       31
SECTION 2.05. Fees ..........................................................................       31
SECTION 2.06. Interest on Loans .............................................................       32
SECTION 2.07. Default Interest ..............................................................       32
SECTION 2.08. Alternate Rate of Interest ....................................................       32
SECTION 2.09. Termination and Reduction of Commitments ......................................       33
SECTION 2.10. Conversion and Continuation of Borrowings .....................................       33
SECTION 2.11. Repayment of Borrowings .......................................................       34
SECTION 2.12. Optional Prepayments ..........................................................       35
SECTION 2.13. Mandatory Prepayments .........................................................       36
SECTION 2.14. Reserve Requirements; Change in Circumstances .................................       38
SECTION 2.15. Change in Legality ............................................................       39
SECTION 2.16. Indemnity .....................................................................       39
SECTION 2.17. Pro Rata Treatment ............................................................       40
SECTION 2.18. Sharing of Setoffs ............................................................       40
SECTION 2.19. Payments ......................................................................       40
SECTION 2.20. Taxes .........................................................................       41
SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to
     Mitigate ...............................................................................       41
SECTION 2.22. Incremental Commitments .......................................................       42

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Legal Representations and Warranties ..........................................       43
SECTION 3.02. Additional Representations and Warranties by Parent ...........................       45
SECTION 3.03. U.S.-Specific Representations and Warranties ..................................       46
SECTION 3.04. Reliance on Representations and Warranties ....................................       47
SECTION 3.05. No Representations to the Group Parties .......................................       47

                                   ARTICLE IV

                              Conditions of Lending

                                   ARTICLE V

                              Affirmative Covenants

SECTION 5.01. General Covenants .............................................................       51
SECTION 5.02. Reports and Information .......................................................       53
SECTION 5.03. Hedging Arrangements ..........................................................       55
SECTION 5.04. New Group Security Providers ..................................................       55
SECTION 5.05. Excluded Subsidiaries .........................................................       56
SECTION 5.06. Offer Covenants ...............................................................       57
SECTION 5.07. Permitted Asset Disposals to Non-Group Members ................................       58
SECTION 5.08. Permitted Asset Disposals to Group Members ....................................       59
SECTION 5.09. Permitted Business Acquisitions ...............................................       60
SECTION 5.10. Investment Account ............................................................       61
SECTION 5.11. Application of Repayment Amounts ..............................................       62
SECTION 5.12. Use of Proceeds ...............................................................       62
SECTION 5.13. Supplemental Securities .......................................................       62

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Financial Indebtedness ........................................................       63
SECTION 6.02. Encumbrances ..................................................................       67
SECTION 6.03. Disposal of Property ..........................................................       67
SECTION 6.04. Restricted Payments ...........................................................       67
SECTION 6.05. Capital Expenditures ..........................................................       68
SECTION 6.06. Mergers .......................................................................       68
SECTION 6.07. Organization ..................................................................       69
SECTION 6.08. Interest on Capital Notes .....................................................       69
SECTION 6.09. Fixed Charge Coverage Ratio ...................................................       69

SECTION 6.10. Leverage Ratio ................................................................       69
SECTION 6.11. Interest Coverage Ratio .......................................................       70
SECTION 6.12. Senior Interest Coverage Ratio ................................................       70
SECTION 6.13. Investments, Loans and Advances ...............................................       70
SECTION 6.14. Transactions with Affiliates ..................................................       72

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                            The Administrative Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices .......................................................................       79
SECTION 9.02. Survival of Agreement .........................................................       79
SECTION 9.03. Binding Effect ................................................................       79
SECTION 9.04. Successors and Assigns ........................................................       79
SECTION 9.05. Expenses; Indemnity ...........................................................       83
SECTION 9.06. Right of Setoff ...............................................................       84
SECTION 9.07. Applicable Law ................................................................       84
SECTION 9.08. Waivers; Amendment ............................................................       84
SECTION 9.09. Interest Rate Limitation ......................................................       85
SECTION 9.10. Entire Agreement ..............................................................       85
SECTION 9.11. WAIVER OF JURY TRIAL ..........................................................       86
SECTION 9.12. Severability ..................................................................       86
SECTION 9.13. Counterparts ..................................................................       86
SECTION 9.14. Headings ......................................................................       86
SECTION 9.15. Jurisdiction; Consent to Service of Process ...................................       86
SECTION 9.16. Judgment Currency .............................................................       87
SECTION 9.17. Confidentiality ...............................................................       88
SECTION 9.18. Undertaking to Pay the Administrative Agent ...................................       89
SECTION 9.19.  Obligations to Rank as Priority 1 Debenture Stockholder's Debt ...............       89
SECTION 9.20. Administrative Agent to Hold Payment Undertaking and Debenture
Stock on Trust ..............................................................................       89

Schedule 1         Group Structure Chart
Schedule 2         Lenders and Commitments
Schedule 3         Local Counsel
Schedule 4         New Security Documents
Schedule 5         Existing Encumbrances
Schedule 6         Existing Joint Ventures
Schedule 7         Existing Treasury Transactions
Schedule 8         Existing Financial Indebtedness
Schedule 9         Excluded Assets
Schedule 10        Disclosures for the Purposes of Section 3.01 and Section 3.02
Schedule 11        IA Withdrawal Request
Schedule 12        Existing Investments
Schedule 13        Existing Transactions with Affiliates

Exhibit A          Form of Administrative Questionnaire
Exhibit B          Form of Assignment and Acceptance
Exhibit C          Form of Borrowing Request
Exhibit D          Perfection Certificate
Exhibit E          Pledge Agreement

                                           CREDIT AGREEMENT dated as of February
                                    20, 2003, as amended and restated as of
                                    February 26, 2003, among BURNS PHILP INC., a
                                    Delaware corporation (the "Borrower"),
                                    BURNS, PHILP & COMPANY LIMITED (ABN 65 000
                                    000 359), a corporation organized under the laws of the Commonwealth of Australia ("Parent"), the Lenders (as defined in Article I) and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

         The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acquisition" shall mean the acquisition of Goodman Fielder pursuant to, and following the completion of, the Offer and, if made, the Options Offer, pursuant to which Goodman Fielder becomes a Subsidiary.

         "Acquisition-Related Cost Savings" shall mean (a) an initial amount of A$50,000,000 in respect of the Acquisition and an initial amount of A$8,000,000 in respect of the acquisition of the Fleischmann business unit from Kraft Foods International Inc., as each such amount is reduced on each Calculation Date by the annualized realized cost savings achieved in the quarter ending on that Calculation Date from the integration of Goodman Fielder and the Fleischmann business unit into the Group, which realized cost savings and reductions have been verified by a firm of chartered accountants acceptable to the Administrative Agent (acting reasonably) (and a copy of that review has been delivered to the Administrative Agent), provided that (i) the amount in respect of the Acquisition and integration of Goodman Fielder into the Group shall reduce to zero by the date which is twelve months after Goodman Fielder becomes a Wholly-Owned Subsidiary and (ii) the amount in respect of the acquisition and integration of the Fleischmann business unit into the Group shall reduce to zero on the date which is twelve months after the earlier of the date Parent receives all Brazilian anti-trust approvals required in relation to the acquisition of the Fleischmann business unit and June 30, 2003, and (b) in relation to any acquisition (other than an acquisition referred to in the preceding clause (a)), an amount in respect of a cost saving plan (including the amount, time frame and anticipated milestone dates for any cost savings) agreed between Parent and the Administrative Agent (acting reasonably) in relation to that acquisition.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(a).

         "Administrative Questionnaire" shall mean an administrative questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.14, the term "Affiliate" shall also include any person that directly or indirectly owns 10% or more of the class of Equity Interests of the person specified or that is an officer or director of the person specified.

         "Agreed Hedging Program" shall mean Parent's interest rate and foreign exchange risk management program for Group Members as agreed by Parent and the Administrative Agent from time to time.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) 3.50%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" shall mean, with respect to any Eurodollar Loan, 4.50%, or with respect to any ABR Loan, 3.50%.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "Associate" shall mean (a) each Existing Joint Venture and (b) any other corporation, partnership, joint venture, trust or other entity that Parent is required by GAAP to recognize in its Financial Statements on an equity accounting basis.

         "Associate Limit" shall mean the aggregate of (a) A$40,000,000 and (b) 5% of EBITDA of the Group for the period of 12 months ending on the most recent June 30 or December 31.

         "AUD Cash Rate" shall mean, on any day, the rate quoted on that day as the official cash rate target shown on the Reuters monitor system page "RBA 27".

         "August 2003 Options" shall mean the share options of Parent exercisable in August 2003.

         "Australia" shall mean the Commonwealth of Australia.

         "Australian dollars", "AUD" or "A$" shall mean the lawful money of Australia.

         "Australian Facilities" shall mean the Australian Term Facility and the Revolving Credit Facility.

         "Australian Term Facility" shall mean the A$1,300,000,000 multicurrency term debenture facility made pursuant to the Term A Facility Agreement.

         "Authorization" shall mean (a) an authorization, permit, license, consent, declaration, exemption, notarization, approval or waiver, however it is described, and (b) in relation to anything that will be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any renewal or amendment.

         "Banking Day" shall mean, in relation to a place, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business and for dealings in foreign exchange and foreign currency deposits in that place.

         "Bid Documents" shall mean, subject to paragraph (m) of Article IV, the offer document by BPC1 pursuant to which the Offer was made.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower's Portion of Equity Proceeds" shall mean, at any date of determination, the Net Cash Proceeds of Equity Issuances occurring after the Closing Date and on or prior to such date of determination that (a) were not, are not or will not be required to be applied to the prepayment of Term Debt as described in Section 2.13(b) and (b) have not been utilized on or prior to the date of determination (i) to make an investment, loan or advance pursuant to
Section 6.13(o) or (ii) to finance Permitted Acquisitions pursuant to Section 5.09(a).

         "Borrower's Portion of Free Cash Flow" shall mean, at any date of determination, the amount of Free Cash Flow for the preceding calendar year of Parent (commencing with the calendar year ending December 31, 2003) that (a) was not or is not required to be applied to the prepayment of Term Debt as described in Section 2.13(e) and (b) has not been utilized on or prior to the date of determination (i) to make an investment, loan or advance pursuant to Section 6.13(o) or (ii) to make Restricted Payments pursuant to the first proviso to
Section 6.04.

         "Borrowing" shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03.

         "BPC1" shall mean BPC1 Pty Limited (ABN 45 101 665 918), a corporation organized under the laws of the Commonwealth of Australia and a Wholly-Owned Subsidiary.

         "Bridge Debentures" shall mean the Financial Indebtedness incurred under the Bridge Facilities.

         "Bridge Facilities" shall mean the bridge facilities made pursuant to the Bridge Senior Funding Agreement, the Bridge Term Facility Agreement and the Bridge Revolving Facility Agreement.

         "Bridge Revolving Facility Agreement" shall mean the bridge revolving facility agreement to be entered into among Parent, each borrower party thereto, Credit Suisse First Boston (Melbourne Branch) and the subscribers party thereto.

         "Bridge Senior Funding Agreement" shall mean the bridge senior funding agreement to be entered into among Parent, each borrower party thereto, Credit Suisse First Boston (Melbourne Branch) and the subscribers party thereto.

         "Bridge Term Facility Agreement" shall mean the bridge term facility agreement to be entered into among Parent, each borrower party thereto, Credit Suisse First Boston (Melbourne Branch) and the subscribers party thereto.

         "Bridge Term Tranche B Debentures" shall mean Financial Indebtedness incurred pursuant to drawings made under "Tranche B" as defined in the Bridge Term Facility Agreement.

         "Burns Philp Capital" shall mean Burns Philp Capital Pty Limited (ACN 100 768 803), a corporation organized under the laws of the Commonwealth of Australia and a Wholly-Owned Subsidiary.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City or Sydney are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Calculation Date" shall mean each Quarter Date each year commencing on the first Quarter Date to occur after Goodman Fielder has been a Wholly-Owned Subsidiary for one full Quarter Period or, if earlier, September 30, 2003.

         "Capex" shall mean actual expenditure by a Group Member for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that would be treated as capital expenditure by GAAP.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Securities" shall mean, with respect to any person, any securities, including notes and Equity Interests, (a) which would rank junior to the New Subordinated Notes in any bankruptcy of the obligor on such securities,
(b) which do not require any redemption, repayment, repurchase or other payment of the principal amount thereof by the obligor on such securities except for redemption, repayments, repurchases or other payments that, at the sole option of such obligor, can be made in Equity Interests (other than mandatorily redeemable Equity Interests) of such person or an Affiliate of such person, (c) the terms of which permit the suspension of cash interest thereon on terms no less favorable to the Lenders than those contained in the NZ Holdings Capital Notes Trust Deed and (d) which are not convertible or exchangeable at the option of the holder for Financial Indebtedness or cash; provided, however, that the obligor's obligation with respect to such securities are not Guaranteed by any person (other than Guarantees by one or more Group Security Providers, which Guarantees are subordinated in right of payment to such Group Security Providers' Guarantees in respect of the Loans) or secured by any Encumbrance.

         "Cash Restructuring Costs" shall mean Restructuring Costs expended in cash.

         A "Change in Control" shall mean any of the following events:

         (a) if at any time none of Mr. Graeme Hart (or, in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative), any of his immediate family members (the "Hart Family") or any entity controlled directly or indirectly by a member or members of the Hart Family or any trust for the benefit of a member of the Hart Family (collectively, the "Permitted Holders") (i) has, or together have, a beneficial interest (directly or indirectly) in Parent, calculated on a fully diluted basis, of at least 35% of the issued share capital of Parent and (ii) is, or together are, the single largest shareholder, or group of shareholders, in Parent on a fully diluted basis;

         (b) individuals who on the Closing Date constituted the board of directors of Parent (together with any new directors (i) appointed or nominated by one or more Permitted Holders or (ii) whose election by such board of directors of Parent or whose nomination for election by the shareholders of Parent, was approved by a vote of a majority of the directors of Parent then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Parent then in office; or

         (c) Parent shall cease to own directly, or indirectly through one or more Wholly-Owned Subsidiaries, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.

         "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Government Agency after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law, except that, if it does not have the force of law, it must be one with which responsible banks or financial institutions would comply) of any Government Agency made or issued after the date of this Agreement.

         "Closing Date" shall mean the date that the Loans are made hereunder, following satisfaction or waiver of the conditions precedent specified in
Article IV.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

         "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make a Loan hereunder as set forth in Schedule 2, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to
Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. Unless the context shall otherwise require, after the effectiveness of any Incremental Commitment, the term "Commitment" shall include such Incremental Commitment.

         "Commitment Fees" shall have the meaning assigned to such term in
Section 2.05(b).

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of Parent and the Borrower dated January 2003.

         "Consolidated Cash" on any day shall mean the consolidated cash (including cash held in an Investment Account) on Parent's consolidated balance sheet on such day and held by Parent or any Group Member in accounts located in Australia, Canada, The Netherlands, New Zealand or the United States up to US$50,000,000 in the aggregate.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Control Date" shall mean the date on which individuals appointed or nominated by Parent or its Affiliates (other than Goodman Fielder and its Affiliates immediately prior to such date) constitute a majority of the board of directors of Goodman Fielder.

         "Controller" shall mean, in relation to a person's property (a) a receiver or receiver and manager of that property or (b) anyone else who (whether or not as agent for the person) is in possession, or has control, of that property to enforce an Encumbrance.

         "Converting Preference Shares" shall mean the converting preference shares issued by Parent prior to the date of this Agreement.

         "Co-Trustee" shall mean JPMorgan Chase Bank.

         "date of this Agreement" shall mean February 26, 2003.

         "Deed of Debenture Trust" shall mean the debenture trust deed to be entered into among Parent, the entities listed in Schedule 1 to that deed, the party named as security trustee in that deed and the other parties named therein.

         "Deed of Guarantee and Indemnity" shall mean the Deed of Guarantee and Indemnity dated July 28, 1998, among the guarantors party thereto and Chase Securities Australia Limited.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Early Maturity Date" shall mean September 15, 2008, or, if such date is not a

Business Day, the next preceding Business Day.

         An "Early Maturity Date Event" shall occur if the NZ Holdings Capital Notes have been issued and if prior to the Early Maturity Date Parent shall not have (a) refinanced the NZ Holdings Capital Notes with the proceeds of Equity Interests or new subordinated indebtedness in accordance with Section 6.01(a)(xv) and/or (b) irrevocably agreed in writing with the Administrative Agent for the benefit of the Lenders that, at the maturity of the NZ Holdings Capital Notes, Parent will (i) extend, renew or refinance the NZ Holdings Capital Notes in accordance with the terms thereof and with Section 6.01(a)(xv) and/or (ii) redeem the NZ Holdings Capital Notes in accordance with the terms thereof in exchange solely for ordinary shares of Parent (and Parent shall have obtained all necessary shareholder, stock exchange and other approvals and authorizations therefor).

         "EBIT" shall mean, for the Group for a period, an amount equal to the consolidated net profit after tax of the Group for the period that would be disclosed by consolidated Financial Statements of the Group if they were prepared in accordance with GAAP as at the last day of that period, after (a) deducting an amount equal to (i) profits relating to unrealized revaluations included in consolidated net profit after tax, (ii) profits realized on the sale or other disposition of any asset not manufactured or acquired for disposal in the ordinary course of ordinary business or unusual in nature and (iii) unrealized exchange gains included in consolidated net profit after tax and (b) adding back an amount equal to (i) the provision for income tax and other taxation (if any) levied in Australia or anywhere else on or by reference to income or profits relating to that period, (ii) the Net Interest Expense for that period, (iii) losses realized on the sale or other disposition of any asset not manufactured or acquired for disposal in the ordinary course of ordinary business or unusual in nature (including as a result of revaluations), to the extent that those losses have been charged against that profit, (iv) unrealized exchange losses relating to that period, (v) any Restructuring Costs, (vi) any annualized realized cost savings relating to that period that have been reviewed by a firm of chartered accountants acceptable to the Administrative Agent (acting reasonably) (and a copy of that review has been delivered in accordance with Section 5.02(c)) and (vii) profit or loss attributable to outside equity interests (as shown in the profit and loss statement forming part of the consolidated Financial Statements of the Group) relating to that period, less the aggregate amount of dividends paid in respect of outside equity interests during such period. For the purposes of calculating EBIT for any Subsidiary or business acquired in any period, provided such EBIT has been verified by a firm of chartered accountants acceptable to the Administrative Agent (acting reasonably) and a copy of that review has been delivered to the Administrative Agent, EBIT will be adjusted to take into account the effects of any acquisitions made during the period. The adjustments will be made on the basis that the acquired Subsidiary or business had been acquired on the first day of the period and the EBIT for that acquired Subsidiary or business for the whole of the period was included in the EBIT of the Group for that period.

         "EBITDA" shall mean for the Group for a period, the sum of (a) EBIT for the Group for that period and (b) depreciation and amortization on fixed and other assets (including goodwill) of the Group on a consolidated basis during that period, that would be disclosed by consolidated Financial Statements of the Group if they were prepared in accordance with GAAP as at the last day of that period.

         "Eligible Purpose" shall mean each of the following purposes: (a) to refinance the financial accommodation that is governed by the Existing Senior Loan Agreements, (b) to finance the cash consideration payable under the Offer or any Options Offer or in connection with the Acquisition, (c) to refinance any financial accommodation of Goodman Fielder or its subsidiaries once Goodman Fielder is a Wholly-Owned Subsidiary,
(d) to refinance any financial accommodation of Goodman Fielder or its subsidiaries once Goodman Fielder is a Subsidiary but before Goodman Fielder becomes a Wholly-Owned Subsidiary, to the extent such financial accommodation must be refinanced to ensure that the obligor thereon is not in default of its obligations under the document governing that financial accommodation or the maturity date for that financial accommodation has occurred or to ensure that the Group is not in default of its obligations under any financing arrangements,
(e) to pay any transaction costs relating to the Acquisition, all debt, asset sales and related transaction costs (including all legal fees, brokerage fees, accounting fees and other advisory fees), (f) to fund the working capital requirements of the Group, (g) to make inter-company loans to Goodman Fielder and its subsidiaries once Goodman Fielder is a Subsidiary or to other Group Members for any of the purposes referred to in clauses (e) and (f) above and (h) to repay the Bridge Facilities.

         "Employee Benefit Plan" shall mean any "employee benefit plan", as defined in Section 3(3) of ERISA, or any "plan" as defined in Section 4975(e)(1) of the Code (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) which is subject to ERISA or the Code.

         "Encumbrance" shall mean a mortgage, charge, pledge, lien, hypothecation, title retention or deferred purchase price arrangement, a right of set-off or right to withhold payment of a deposit or other money, a notice under Section 255 of the Income Tax Assessment Act of 1936 of Australia or any similar legislation, or an agreement to create any of them or to allow any of them to exist.

         "Environmental Law" shall mean any statute, law, regulation, binding agreement or other requirement (if the requirement has the force of law) promulgated or entered into by a Government Agency (a) relating to the use, storage, handling, transportation, treatment, release or disposal of waste, dangerous goods, petroleum products or by-products or hazardous or toxic materials, (b) relating to occupational health and safety or (c) which has as one of its purposes or effects the protection of the environment.

         "Environmental Liability" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, storage, handling, transportation, treatment, release or disposal of, or exposure to, any waste, dangerous goods, petroleum products or by-products, or hazardous or toxic materials or (c) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.

         "Equity Issuance" shall mean any issuance or sale by Parent or any Subsidiary of any Equity Interests, except (a) any issuance or sale to Parent or any Subsidiary, (b) any issuance of directors' qualifying shares, (c) sales or issuances of ordinary shares, or options to purchase ordinary shares, to management or employees of Parent or any Subsidiary under any employee share option, share purchase plan or other employee benefit plan in existence from time to time or (d) any issuance to the extent the Net Cash Proceeds therefrom are used to repay NZ Holdings Capital Notes Bridge Loans.

         "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean Parent, the Borrower and any person that is a member of a controlled group of corporations, or of a group of trades or businesses under common control, within the meaning of Section 414(b) or 414(c) of the Code, which, in either case, includes the Borrower or Parent or, solely for purposes of liability under Section 412 of the Code or Section 302 of ERISA, a group of trades or businesses which, together with the Borrower or Parent, as the case may be, is treated as a single employer under Section 414(n) or 414(o) of the Code.

         "Euro" shall mean the lawful currency of the member states of the European Union that adopted a single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default " shall have the meaning assigned to such term in
Article VII.

         "Excluded Asset" shall mean an asset listed in Schedule 9.

         "Excluded Subsidiary" shall have the meaning assigned to such term in
Section 5.05.

         "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise or similar taxes imposed on (or measured by) its net income by the United States or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located (or, in the case of any Lender, in which its applicable lending office is located), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than as an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a) or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.20(e).

         "Existing Encumbrance" shall mean an Encumbrance described in Schedule
5.

         "Existing Joint Venture" shall mean a joint venture described in
Schedule 6 and in the Group Structure Chart.

         "Existing Senior Loan Agreement" shall mean (a) the senior funding agreement dated August 2, 2001, among Parent, the entities listed in Schedule 1 to that agreement, Credit Suisse First Boston, Melbourne Branch, The Toronto-Dominion Bank and the financial institutions listed in Schedule 2 to that agreement, as amended, (b) the term loan facility agreement dated August 2, 2001, among Parent, the entities listed in Schedule 1 to that agreement, Credit Suisse First Boston, Melbourne Branch and the financial institutions listed in
Schedule 2 to that agreement and (c) the revolving loan facility agreement dated August 2, 2001, among Parent, the entities listed in Schedule 1 to that agreement, Credit Suisse First Boston, Melbourne Branch and the financial institutions listed in Schedule 2 to that agreement.

         "Existing Treasury Transaction" shall mean a Treasury Transaction that a Group Member is a party to as at the date of this Agreement, as described in
Schedule 7.

         "Facility" shall mean the senior secured credit facility documented by this Agreement.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean the Fee Letter dated December 12, 2002, among Parent, the Borrower and the Administrative Agent.

         "Fees" shall mean the Commitment Fees and the Administrative Agent
Fees.

         "Financial Indebtedness" shall mean an obligation (whether present or future, actual or contingent) to pay or deliver any money or commodity under or in respect of any financial accommodation including under or in respect of any
(a) money borrowed or raised, (b) redeemable or repurchasable share or stock,
(c) bill of exchange, promissory note or other financial instrument (whether or not transferable or negotiable), (d) put option or buyback or discounting arrangement in respect of any property, (e) lease, license or other arrangement in respect of any property entered into primarily to raise finance or to finance the acquisition of that property (other than a lease, license or arrangement which may be accounted for as an operating lease under applicable generally accepted accounting principles), (f) hire purchase arrangement in respect of any property, (g) deferral of a payment obligation for any property or service entered into in the ordinary course of ordinary business, where the payment obligation is deferred for more than 180 days and the deferral of the payment obligation is structured to achieve the same or similar commercial effect to financial accommodation by way of money borrowed or raised, (h) interest or currency swap or hedge arrangement, financial option, futures contract or analogous transaction that is structured to achieve the same or a similar commercial effect to financial accommodation by way of money borrowed or raised,
(i) reimbursement obligations under any letter of credit, letter of guaranty or similar arrangement or (j) arrangement which achieves the same or a similar commercial effect as or to any of the above, and any Guarantee of Financial Indebtedness of another person.

         "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer or treasurer of such person.

         "Financial Quarter" shall mean a period of three calendar months ending on September 30, December 31 or March 31.

         "Financial Statements" shall mean, for a period, a profit and loss statement and statement of cashflows for that period, and a balance sheet at the end of that period, together with any notes to them and any statement or report (including any directors' declaration and any auditors' report) that is required by applicable law to be prepared in relation to them.

         "Financial Year" shall mean a period of 12 calendar months ending on June 30.

         "Fixed Charge Coverage Ratio" shall mean, for a period, the ratio of
(a) EBITDA for that period less the sum of (i) Capex during that period, (ii) Tax paid in respect of that period and (iii) for any period commencing after December 31, 2002, net increases in the working capital of the Group in that period (other than any net increases that arise as a result of or in connection with the unwind of any debtor securitization of Goodman Fielder or its subsidiaries), plus any net decreases in the working capital of the Group in that period, to (b) the sum of (i) the principal amount of Funding Portions and Paid Up Amount of Term Debentures that fall due for payment under clause 8.3 of the Term A Facility Agreement, the principal amount of any Loans that fall due for payment under Section 2.11 and any other scheduled repayments of principal, or amounts in the nature of principal, in respect of the Financial Indebtedness of the Group (excluding Financial Indebtedness of one Group Member to another Group Member) over that period (excluding any amounts which fall due for payment under those clauses as a result of the Transactions) and (ii) Net Interest Expense over that period, but excluding (A) interest, the payment of which is suspended under the NZ Holdings Capital Notes Bridge Facility, the NZ Holdings Capital Notes or the NZDF Capital Notes under and in accordance with Section
6.08 and (B) capitalized interest, calculated for the Group on a consolidated basis. Solely for purposes of determining the Fixed Charge Coverage Ratio for the period of 12 months ending on the first and second Calculation Dates, the amount of Tax, principal and Net Interest Expense described above for any such period shall be deemed to be (a) in respect of the period ended on the first Calculation Date, the amount of Tax, principal and Net Interest Expense, respectively, for the six months ended on such date, multiplied by 2, and (b) in respect of the period ended or the second Calculation Date, the amount of Tax, principal and Net Interest Expense, respectively, for the nine months ended on such date, multiplied by 4/3.

         "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Pension Plan" shall mean any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by Parent or any Subsidiary primarily for the benefit of employees residing outside the United States of Parent or any Subsidiary which plan, fund or other similar program provides for retirement income for such employees in contemplation of retirement or provides for payments to be made to such employees upon termination of employment, and which plan is not subject to ERISA or the Code.

         "Free Cash Flow" shall mean, for a period, the sum (excluding double-counting) of (a) for the Group (i) the sum of (A) EBIT for the Group for the period, (B) the aggregate of depreciation and amortization for the Group in respect of intangible assets, prepaid slotting fees, tangible fixed assets, real property and plant and equipment for the period, (C) an amount equal to the net proceeds of sale or other disposal actually received by the Group of any fixed assets or businesses sold during the period where the net proceeds of sale or disposal were not paid into an Investment Account or applied in prepayment of outstanding Funding Portions to reduce the Paid Up Amount of Term Debentures under clause 8.2(a) of the Term A Facility Agreement, prepayment of Loans in accordance with Section 2.13 or prepayment of TLB Tranche 2 Loans in accordance with Section 2.13 of the TLB Tranche 2 Credit Agreement (excluding assets disposed of in accordance with Section 5.07(c) or 5.08), (D) any decrease in working capital of the Group in the period as disclosed in the most recent consolidated statement of cashflows of the Group as changes in trade debtors, inventories and trade creditors and (E) without double-counting, cash receipts that the Group received over the period in respect of unusual items and extraordinary items as reported in the Financial Statements, less (ii) the sum of (A) equity accounted EBIT for the Group for the period in connection with Associates, (B) profit or loss on the sale of noncurrent assets (as shown on the balance sheet forming part of the consolidated Financial Statements of the Group) over the period, (C) amounts that the Group paid over the period for increases in share capital of Majority-Owned Subsidiaries and Associates, (D) Net Interest Expense for the Group for the period (including in respect of the NZ Holdings Capital Notes Bridge Facility, the NZ Holdings Capital Notes and the NZDF Capital Notes but excluding interest the payment of which is suspended under the NZ Holdings Capital Notes Bridge Facility, the NZ Holdings Capital Notes or the NZDF Capital Notes under and in accordance with Section 6.08), (E) prepaid slotting payments paid by the Group over the period, (F) tax expenses that the Group accrued over the period, (G) an amount equal to all Capex that the Group actually expended over the period, (H) without double counting, cash expenditure that the Group incurred over the period in respect of unusual items and extraordinary items as reported in the Financial Statements, (I) amounts that the Group transferred over the period to Associates for capital expenditure or other set up costs, (J) (1) any voluntary repayment over the period of Funding Portions by a reduction in the Paid Up Amount of the Term Debentures under the Term A Facility Agreement, or any voluntary repayment of the Loans in accordance with Section 2.12 or voluntary repayment of the TLB Tranche 2 Loans in accordance with Section 2.12 of the TLB Tranche 2 Credit Agreement, (2) any mandatory repayment over the period of Funding Portions by a reduction in the Paid Up Amount of the Term Debentures under the Term A Facility Agreement, or any mandatory repayment over the period of the Loans in accordance with Section
2.13 or mandatory repayment over the period of the TLB Tranche 2 Loans in accordance with Section 2.13 of the TLB Tranche 2 Credit Agreement, (K) any dividends paid over the period on the Converting Preference Shares (up to conversion), (L) any Cash Restructuring Costs, (M) any increase in working capital of the Group in the period as disclosed in the most recent consolidated cash flows of the Group as changes in trade debtors, inventories and trade creditors, (N) establishment and up front fees payable to financiers that are incurred in connection with the Transactions up to a maximum amount of A$20,000,000 and any other fees incurred in connection with the Transactions (including legal fees, accounting fees and other advisory fees), (O) any costs, fees and expenses incurred by Goodman Fielder and its subsidiaries and payable by the Group incurred in connection with Goodman Fielder's defense of the Offer or any Options Offer, (P) the amount paid in cash equal to the net payments for the purchase or acquisition of a business by any Group Member, whether by way of acquisition of shares or net assets, to the extent that it is funded from existing cash resources of the Group (excluding cash proceeds raised in connection with such purchase or acquisition) and (Q) any annualized unrealized cost savings relating to that period (to the extent included in EBIT) that (1) have been verified by a firm of chartered accountants acceptable to the Administrative Agent (acting reasonably) and (2) are acceptable to the Administrative Agent (acting reasonably), plus (b) the greater of (i) 50% of the Group's share (determined by reference to its proportionate ownership interest in the Associate) of the net profit after tax of each Associate for the period, determined in accordance with GAAP, and (ii) the amount of dividends or cash distributions that Associates actually pay to Group Members over the period (after allowing for amounts that have been taken into account under clause
(b)(i) in previous periods).

         "Funding Portion" has the same meaning as in the Term A Facility Agreement or Revolving Facility Agreement, as the case may be.

         "GAAP" shall mean generally accepted accounting principles in Australia, applied on a consistent basis.

         "Gelatin Disposal" shall mean the disposal by Parent, Goodman Fielder or a subsidiary of Goodman Fielder of the remaining Leiner Davis Gelatin business and the joint venture interest in the Ecuadorian gelatin business of Goodman Fielder.

         "Gelatin Proceeds" shall mean the Net Disposal Proceeds received with respect to the Gelatin Disposal.

         "GF Program Receivables" shall mean all trade or debtor receivables and related contract rights originated and owned by Goodman Fielder or any of its subsidiaries and sold pursuant to the GF Receivables Program.

         "GF Receivables Program" shall mean the sale of, or transfer of interests in, GF Program Receivables pursuant to customary off-balance sheet securitization transactions.

         "GMF Notes" shall mean the guaranteed senior notes due 2011 issued by a subsidiary of Goodman Fielder in an aggregate principal amount of US$200,000,000.

         "Goodman Fielder" shall mean Goodman Fielder Limited (ABN 44 000 003
958), a corporation organized under the laws of the Commonwealth of Australia.

         "Government Agency" shall mean (a) a government or government department or other body, (b) a governmental, semi-governmental or judicial person or (c) a person (whether autonomous or not) who is charged with the administration of a law under statute or the rules of any stock exchange.

         "Granting Lender" shall have the meaning assigned to such term in
Section 9.04(i).

         "Group" shall mean Parent, the Subsidiaries and the Associates from time to time.

         "Group Member" shall mean Parent and any Subsidiary from time to time.

         "Group Party" shall mean a Group Member that is a party to a Transaction Document.

         "Group Security Provider" shall mean a Group Member that is a grantor of a

Security.

         "Group Structure Chart" shall mean the document attached as Schedule 1, that shows the structure of the Group and incorporates a list of the Group Members and other details relating to them.

         "Guarantee" shall mean a guarantee, indemnity, letter of credit, performance bond, acceptance or endorsement, or other undertaking or obligation
(a) to provide funds (including by the purchase of property), or otherwise to make property available, in or to enable payment or discharge of, (b) to indemnify against the consequences of default in the payment of or (c) otherwise to be responsible for, an obligation (whether or not it involves the payment of money), or otherwise to be responsible for the solvency or financial condition, of any other person.

         "Guarantor" shall mean each person listed in Item 1 of Schedule 1 to the Deed of Guarantee and Indemnity, and each other person that is or becomes a "Guarantor" or "New Guarantor" for purposes of the Deed of Guarantee and Indemnity.

         "IA Withdrawal Request" shall mean a notice in substantially the form set out in Schedule 11.

         "Incremental Commitment" shall mean the commitment of any Lender established pursuant to Section 2.22 to make Incremental Loans to the Borrower.

         "Incremental Lender" shall mean a Lender with an Incremental Commitment or an outstanding Incremental Loan.

         "Incremental Loan Amount" shall mean, at any time, the excess, if any, of (a) US$100,000,000 over (b) the aggregate amount of all Incremental Commitments established prior to such time pursuant to Section 2.22.

         "Incremental Loan Assumption Agreement" shall mean an Incremental Loan Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, Parent and the Borrower, among Parent, the Borrower, the Administrative Agent and one or more Incremental Lenders.

         "Incremental Loan Maturity Date" shall mean the final maturity date of any Incremental Loan, as set forth in the applicable Incremental Loan Assumption Agreement.

         "Incremental Loan Repayment Date" shall mean each date regularly scheduled for the payment of principal of any Incremental Loan, as set forth in the applicable Incremental Loan Assumption Agreement.

         "Incremental Loans" shall mean term loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b). Incremental Loans may be made in the form of additional Loans, or to the extent permitted by Section 2.22 and provided for in the relevant Incremental Loan Assumption Agreement, Other Loans.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Insolvency Event" shall mean, in respect of a person, (a) an order being made, or the person passing a resolution, for its winding up, dissolution or deregistration, (b) an application being made to a court for an order for protection from creditors or for its reorganization, winding up, dissolution or deregistration, unless the application is withdrawn or dismissed within five Business Days, (c) an administrator or analogous person being appointed to the person, (d) (i) the person resolving to appoint a Controller or analogous person to the person or any of the person's property, (ii) an application being made to a court for an order to appoint a Controller, provisional liquidator, trustee for creditors or in bankruptcy or analogous person to the person or any of the person's property, unless the application is withdrawn or dismissed within five Business Days, or (iii) an appointment of the kind referred to in clause (d)(ii) being made (whether or not following a resolution or application), (e) the holder of a Security Interest taking possession of any of the person's property,
(f) the person being taken under Section 459F(1) of the Corporations Act 2001 of Australia to have failed to comply with a statutory demand, (g) the person (i) suspending payment of its debts, ceasing (or threatening to cease) to carry on all or a material part of its business, stating that it is unable to pay its debts or being or becoming otherwise insolvent or (ii) being taken by applicable law to be (or if a court would be entitled or required to presume that the person is) unable to pay its debts or otherwise insolvent, (h) the process of any court or authority being invoked against the person or any of its property to enforce any judgment or order for the payment of money or the recovery of any property, unless the person is able, within five Business Days, to satisfy the Administrative Agent that there is no substantial basis for the judgment or order in respect of which the process was invoked, (i) the person taking any step that could result in the person becoming an insolvent under administration (as defined in Section 9 of the Corporations Act 2001 of Australia), (j) the person taking any step toward entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors or (k) any analogous event in any relevant jurisdiction, unless this takes place as part of a solvent reconstruction, amalgamation, merger or consolidation that is permitted by Section 6.06; provided, however, that the term "Insolvency Event" shall not include any U.S. Insolvency Event.

         "Intercreditor Agreement" shall mean the agreement to be entered into among the Administrative Agent, the facility agent party to the Senior Funding Agreement, the administrative agent party to the TLB Tranche 2 Credit Agreement, the facility agent party to the Bridge Senior Funding Agreement, Rabo Australia Limited, HSBC Bank Australia Limited and the Security Trustee.

         "Interest Coverage Ratio" shall mean, for a period, the ratio of EBITDA for the Group for the period to Net Interest Expense for the Group for the period.

         "Interest Payment Date" shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.

         "Interest Period" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Interest Suspension Financial Covenants", as used in Section 6.08, shall mean:

         (a) the Leverage Ratio for each period of 12 months that ends on a Calculation Date that occurs in a period set out in the following table must not be more than the amount set out in the following table opposite that period:

                Period                                Ratio
                ------                                -----
Closing Date through December 31, 2003             4.80 to 1.00
January 1, 2004 through June 30, 2004              4.65 to 1.00
July 1, 2004 through December 31, 2004             4.15 to 1.00
January 1, 2005 through June 30, 2005              3.90 to 1.00
July 1, 2005 through December 31, 2005             3.65 to 1.00
January 1, 2006 through June 30, 2006              3.40 to 1.00
Thereafter                                         3.15 to 1.00

         (b) the Interest Coverage Ratio for each period of 12 months that ends on a Calculation Date that occurs in a period set out in the following table must not be less than the amount set out in the following table opposite that period:

                Period                                Ratio
                ------                                -----
Closing Date through December 31, 2003             2.20 to 1.00
January 1, 2004 through June 30, 2004              2.35 to 1.00
July 1, 2004 through June 30, 2005                 2.60 to 1.00
July 1, 2005 through June 30, 2006                 2.85 to 1.00
Thereafter                                         3.10 to 1.00

         (c) the Fixed Charge Coverage Ratio for each period of 12 months that ends on a Calculation Date that occurs in a period set out in the following table must not be less than the amount set out in the following table opposite that period:

                Period                                Ratio
                ------                                -----
Closing Date through December 31, 2004             1.10 to 1.00
Thereafter                                         1.20 to 1.00

         "Investment Account" shall have the meaning assigned to such term in
Section 5.10(a).

         "Lenders" shall mean (a) the persons listed in Schedule 2 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

         "Leverage Ratio" shall mean, for a period, the ratio of Net Total Debt of the Group (excluding the principal amount of the outstanding NZ Holdings Capital Notes Bridge Loans and the principal amount of all outstanding Capital Securities) on the last day of that period to LTM EBITDA of the Group for that period.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in U.S. dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in U.S. dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period; provided further that, if the LIBO Rate determined as provided above with respect to any Borrowing for any Interest Period would be less than 2.50% per annum, then the "LIBO Rate" with respect to such Borrowing for such Interest Period shall be deemed to be 2.50% per annum.

         "Liquidation" shall mean liquidation, winding up, merger, deregistration, dissolution or amalgamation or other analogous procedure under any relevant law applicable to corporate reorganization that results in the affected entity ceasing to exist.

         "Loans" shall mean the Loans made by the Lenders to the Borrower pursuant to this Agreement. Each Loan shall be a Eurodollar Loan or an ABR Loan. Unless the context shall otherwise require, the term "Loans" shall include any Incremental Loans.

         "LTM EBITDA" shall mean, for a period, the aggregate of EBITDA for that period plus Acquisition-Related Cost Savings for that period.

         "Majority-Owned Subsidiary" shall mean a Subsidiary that is not a Wholly-Owned Subsidiary.

         "Material Adverse Effect" shall mean a material adverse effect in the reasonable opinion of the Required Lenders on (a) the business, property or financial condition of the Group (taken as a whole) or (b) the ability of any Group Member to perform any of its obligations under the Transaction Documents.

         "Maturity Date" shall mean the sixth anniversary of the Closing Date or, if an Early Maturity Date Event occurs, the Early Maturity Date.

         "Net Cash Proceeds" shall mean, with respect to any debt issuance or Equity Issuance, the cash proceeds thereof, net of underwriting commissions or placement fees and any other fees and expenses directly incurred in connection therewith.

         "Net Disposal Proceeds" shall mean the aggregate of the proceeds received by a Group Member from any person as part of, or in connection with, the disposal of property of a Group Member, including (without double counting) any amount by which any of those proceeds are used to reduce or discharge any loan made by a Group Member to another Group Member less (a) direct costs relating to the relevant disposal (including filing and registration fees, investment banking fees, brokers fees, sales commissions or severance payments, adjustments to pension, insurance, superannuation or similar arrangements (in each case properly incurred on an arm's-length basis) and properly incurred legal, accounting and other professional advisers' fees), (b) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions relating to the disposal in question) and (c) any amount required to repay or discharge any Financial Indebtedness of the Group Member which is, or whose assets are, being disposed of, where such repayment or discharge is not otherwise prohibited by the terms of this Agreement.

         "Net Interest Expense" shall mean, for the Group for a period, Total Interest Expense for the Group for that period less interest income of the Group over that period, calculated on a consolidated basis in accordance with GAAP. Solely for purposes of determining the Interest Coverage Ratio for the period of 12 months ending on the first and second Calculation Dates, the Net Interest Expense for any such period shall be deemed to be (a) in respect of the period ended on the first Calculation Date, the Net Interest Expense for the 6 months ended on such date, multiplied by 2, and (b) in respect of the period ended on the second Calculation Date, the Net Interest Expense for the 9 months ended on such date, multiplied by 4/3.

         "Net Priority 1 Debt" shall mean, on any day, (a) the Priority 1 Debt on that day less (b) the amount of cash held on that day by (i) Parent or (ii) any other Group Member, to the extent that there is no legal, contractual or other restriction on the ability of Parent to readily procure that the cash is transferred to Parent or a Group Security Provider in such a way that the cash would (if so transferred) be subject to a Security, other than cash held in an Investment Account.

         "Net Senior Debt" shall mean, on any day, Net Total Debt less any component of Net Total Debt the payment of which is subordinated to the liabilities owed to the Lenders under the Transaction Documents (and the terms of such subordination are no less favorable to the Lenders than those contained in the New Subordinated Note Documents).

         "Net Total Debt" shall mean, on any day, the Total Debt on that day less the sum of Consolidated Cash on that day, to the extent that there is no legal, contractual or other restriction on the ability of Parent to readily procure that the cash is transferred to Parent or a Group Security Provider in such a way that the cash would (if so transferred) be subject to a Security.

         "New Security Document" shall mean each document listed in Schedule 4.

         "New Subordinated Note Documents" shall mean the indenture under which New Subordinated Notes are issued and all other instruments, agreements and other documents evidencing or governing the New Subordinated Notes or providing for any Guarantee or other right in respect thereof.

         "New Subordinated Notes" shall mean the 10.75% Senior Subordinated Notes due 2011 issued by Burns Philp Capital and Burns Philp Capital (U.S.) Inc.

         "New Transaction Documents" shall mean (a) this Agreement, (b) the Deed of Debenture Trust, (c) the U.S. Master Debenture, (d) each New Security Document, (e) the Security Trustee Agreement, (f) the Intercreditor Agreement,
(g) any Incremental Loan Assumption Agreement, (h) the Pledge Agreement, (i) any other document that Parent and the Administrative Agent agree in writing to be a New Transaction Document for purposes of this Agreement and (j) any other document that amends, supplements, replaces or novates any of the above.

         "New Zealand dollars" or "NZ$" shall mean the lawful money of New Zealand.

         "NZDF" shall mean New Zealand Dairy Foods Holdings Limited (AK 1197309), a corporation organized under the laws of New Zealand.

         "NZDF Acquisition" shall mean the acquisition by Parent or a Wholly-Owned Subsidiary of all the Equity Interests or all or substantially all the assets of NZDF and its subsidiaries in accordance with Section 5.09(f).

         "NZDF Capital Notes" shall mean the NZDF Capital Notes Due 2007 and the NZDF Capital Notes Due 2012.

         "NZDF Capital Notes Due 2007" shall mean the unsecured, subordinated capital notes due 2007 issued by NZDF.

         "NZDF Capital Notes Due 2012" shall mean the unsecured, subordinated capital notes due 2012 issued by NZDF.

         "NZ Capital Notes Trust Deed" shall mean the trust deed dated August 22, 2002, between NZDF and The New Zealand Guardian Trust Company Limited, as trustee, and the schedules thereto.

         "NZ Holdings Capital Notes" shall mean (a) the unsecured, subordinated capital notes due 2008 or 2011 to be issued by Burns Philp Finance New Zealand Limited pursuant to the NZ Holdings Capital Notes Trust Deed or (b) any other unsecured, subordinated capital notes to be issued by a Group Member so long as
(i) such capital notes require no payment of principal prior to December 15, 2008, (ii) the terms of such capital notes permit the suspension of cash interests thereon on terms no less favorable to the Lenders than those contained in the NZ Holdings Capital Notes Trust Deed and (iii) the subordination provisions thereof are no less favorable to the Lenders than those contained in the NZ Holdings Capital Notes Trust Deed.

         "NZ Holdings Capital Notes Bridge Facility" shall mean the NZ$250,000,000 unsecured, subordinated bridge facility made pursuant to the NZ Holdings Capital Notes Bridge Facility Agreement.

         "NZ Holdings Capital Notes Bridge Facility Agreement" shall mean the subordinated bridge facility agreement dated January 16, 2003, among BPC1, Parent and Credit Suisse First Boston (Melbourne Branch).

         "NZ Holdings Capital Notes Bridge Loans" shall mean the Financial Indebtedness incurred by BPC1 under the NZ Holdings Capital Notes Bridge Facility Agreement.

         "NZ Holdings Capital Notes Trust Deed" shall mean the trust deed referred to in the summary terms and conditions (attached as Schedule 1 to the NZ Holdings Capital Notes Underwriting Agreement).

         "NZ Holdings Capital Notes Underwriting Agreement" shall mean the agreement dated December 12, 2002, among First NZ Capital Securities (as underwriter, co-lead manager and organizing broker), Burns Philp Finance New Zealand Limited, Parent, BPC1 and any other party that accedes to that agreement as an underwriter or co-lead manager.

         "Obligation Currency" shall have the meaning assigned to such term in
Section 9.16.

         "Offer" shall mean the offer made by BPC1 pursuant to the Bid Documents, to purchase all the ordinary shares of Goodman Fielder for A$1.85 per share in cash, as the same may be amended, supplemented or otherwise modified from time to time as permitted hereby.

         "Options Offer" shall mean any offer which may be made by BPC1 to acquire or procure the cancellation of all share options in Goodman Fielder as the same may be amended, supplemented or otherwise modified from time to time as permitted hereby.

         "Other Loans" shall have the meaning assigned to such term in Section 2.22(a).

         "Other Taxes" shall mean any and all stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any New Transaction Document or from the execution, delivery or enforcement of, or otherwise with respect to, any New Transaction Document.

         "Paid Up Amount" has the same meaning as in the Term A Facility Agreement or the Revolving Facility Agreement.

         "Perfection Certificate" shall mean the Perfection Certificate of the Borrower, substantially in the form of Exhibit D.

         "Permitted Acquisition" shall have the meaning assigned to such term in
Section 5.09(i).

         "Permitted Asset Disposal" shall have the meaning assigned to such term in Section 5.07(d).

         "Permitted Encumbrance" shall mean (a) an Encumbrance (if any) created under a Transaction Document, (b) an Existing Encumbrance, where the principal amount secured does not increase, and the time for payment of that amount is not extended, beyond the amount and time identified in Schedule 5, (c) a lien that arises by operation of law in the ordinary course of the ordinary business of the Group, where the amount secured is not overdue or is being diligently contested in good faith, (d) a setoff arrangement entered into as part of normal banking arrangements or in the ordinary course of day-to-day trading or arising by operation of law, (e) an intra-Group cross-guarantee arrangement entered into in order to obtain class order relief from the Australian Securities and Investments Commission, (f) a title retention arrangement entered into with a supplier in the ordinary course of ordinary business, (g) a deferred payment obligation for any property or service entered into in the ordinary course of ordinary business, where the payment obligation is deferred for not more than 180 days and the deferral of the payment obligation is structured to achieve the same or a similar commercial effect to financial accommodation by way of money borrowed or raised, (h) an Encumbrance given by a Group Member in favor of (i) Parent, (ii) a Wholly-Owned Subsidiary or (iii) a Majority-Owned Subsidiary in which Parent has an effective proportionate ownership interest that is at least as great as its effective proportionate ownership interest in the Group Member that gives the Encumbrance,
(i) an Encumbrance that is permitted under Section 6.01, (j) any Encumbrance on GF Program Receivables granted in accordance with the GF Receivables Program and
(k) any other Encumbrance that the Administrative Agent (acting on the instructions of the Required Lenders) approves before it arises, where the principal amount secured does not increase and the time for payment of that amount is not extended beyond the amount and time approved.

         "Permitted Group Asset Disposal" shall have the meaning assigned to such term in Section 5.08(c).

         "Permitted Investments" shall mean:

                  (a) (i) direct obligations of the United States, Australia, New Zealand, or any member state of the European Union, (ii) direct obligations of any other state or country in which any Subsidiary has operations or (iii) direct obligations of any Government Agency of any of the foregoing or obligations guaranteed by any of the foregoing or any Government Agency thereof;

                  (b) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof and overnight bank deposits, in each case with or issued by a bank or trust company which is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States, which bank or trust company, if organized under the laws of Australia, shall be authorized to carry on banking business under the Banking Act of 1959 of Australia, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$50,000,000 (or the equivalent thereof) and whose outstanding debt (or that of its parent) is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the U.S. Securities Act of 1933) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

                  (d) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of Parent) organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "A-1" (or higher) according to Standard and Poor's Ratings Service or "P-1" (or higher) according to Moody's Investors Service, Inc.; and

                  (e) investments in securities with maturities of 270 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or Australia, or by any political subdivision or taxing authority thereof, and rated at least "A-2" by Standard & Poor's Ratings Service or "P-2" by Moody's Investors Service, Inc.

         "Permitted Subordinated Debt" shall have the meaning assigned to such term in Section 6.01(a)(xiv).

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Government Agency or other entity.

         "Pledge Agreement" shall mean the pledge agreement to be entered into by the Borrower and the Administrative Agent substantially in the form of Exhibit E.

         "Prepayment Leverage Ratio" shall mean, for a period, the ratio of Total Debt of the Group (excluding the principal amount of the outstanding NZ Holdings Capital Notes Bridge Loans and the principal amount of all outstanding Capital Securities) on the last day of that period to LTM EBITDA of the Group for that period.

         "Prime Rate" shall mean the rate of interest per annum determined from time to time by Credit Suisse First Boston as its prime rate in effect at its principal office in New York City and notified to the Borrower.

         "Priority 1 Debt" has the same meaning as Priority 1 Debenture Stockholders' Debt in the Security Trust Deed.

         "Pro Forma LTM EBITDA" shall mean LTM EBITDA for the Group for the latest 12-month period occurring prior to the Closing Date for which Financial Statements of Parent have been made available to the Administrative Agent, adjusted to give effect to the Acquisition as if it had occurred at the beginning of such period; provided that (a) in determining LTM EBITDA, the latest 12-month performance of Goodman Fielder shall be based on the period covered by the most recent publicly available Financial Statements of Goodman Fielder (even if such period is a different 12-month period than covered by the most recent Financial Statements of Parent) and (b) all pro forma adjustments (other than the Acquisition-Related Cost Savings) shall have been certified by a Financial Officer of Parent as having been prepared in good faith and based on reasonable assumptions.

         "Quarter Date" shall mean each March 31, June 30, September 30 and December 31.

         "Quarter Period" shall mean a period from a Quarter Date, and ending on the next Quarter Date.

         "Register" shall have the meaning assigned to such term in Section 9.04(d).

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

         "Repayment Amount" shall mean an amount that has become a Repayment Amount under Section 5.07(b), pending application under Section 5.11.

         "Repayment Date" shall have the meaning assigned to such term in
Section 2.11(a). Unless the context shall otherwise require, the term "Repayment Date" shall include any Incremental Loan Repayment Date.

         "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

         "Required Lenders" shall mean, at any time, Lenders having Commitments (or, if the Commitments have terminated, Loans) representing more than 50% of the Total Commitment (or if the Commitments have terminated, the aggregate amount of Loans outstanding) at such time.

         "Restricted Payment" shall have the meaning assigned to such term in
Section 6.04.

         "Restructuring Costs" shall mean, in respect of any period, non-recurring costs and expenses incurred by the Group during that period in relation to restructuring (including, for the avoidance of doubt, all costs and expenses relating to redundancy, closure and make- good costs, asset relocation costs not capable of capitalization, consultant fees and asset write-downs), provided that such costs shall have been verified by a firm of chartered accountants acceptable to the Administrative Agent (acting reasonably) (and a copy of that review has been delivered to the Administrative Agent).

         "Revolving Credit Facility" shall mean the A$100,000,000 revolving credit facility to be made available to Parent and certain other Group Parties under the Revolving Facility Agreement.

         "Revolving Facility Agreement" shall mean the Revolving Facility Agreement dated January 16, 2003, among Parent, each borrower party thereto, Credit Suisse First Boston (Melbourne Branch) and certain subscribers party thereto.

         "Security" shall mean each Encumbrance, Guarantee or undertaking that the Security Trustee holds, or that is to be granted to the Security Trustee, in its capacity as trustee of the Security Trust and any other trust for the benefit of, among others, the Lenders, other than an Encumbrance, Guarantee or undertaking that has been released with the consent of the Administrative Agent.

         "Security Document" shall mean the Security Trust Deed, each Security and each other "Transaction Document" as defined in the Security Trust Deed.

         "Security Interest" shall mean an Encumbrance that secures the payment of money or the performance of an obligation, or any other interest or arrangement of any kind that gives a creditor priority over other creditors in relation to any property.

         "Security Trust" shall mean the trust established under the Security Trust Deed.

         "Security Trust Deed" shall mean the Security Trust Deed dated July 28, 1998, between Parent and Chase Securities Australia Limited.

         "Security Trustee" shall mean the "Trustee" from time to time under the Security Trust Deed, including any co-trustee or separate trustee appointed under clause 3.19 of that document.

         "Security Trustee Agreement" shall mean the Security Trustee Agreement to be entered into among Parent, the Administrative Agent, the party named as security trustee in that document and the other parties thereto.

         "Senior Funding Agreement" shall mean the TLA Senior Funding Agreement dated January 16, 2003, among Parent, each borrower party thereto, Credit Suisse First Boston (Melbourne Branch) and the subscriber parties thereto.

         "Senior Interest Coverage Ratio" shall mean, for a period, the ratio of EBITDA for the Group for the period to Senior Net Interest Expense for the Group for the period.

         "Senior Leverage Ratio" shall mean, for a period, the ratio of Net Senior Debt of the Group on the last day of that period to EBITDA of the Group for that period.

         "Senior Net Interest Expense" shall mean, for the Group for a period, the Total Interest Expense (less the gross amount of all interest and financing costs incurred by the Group over that period, calculated on a consolidated basis in accordance with GAAP, after taking into account all realized losses and profits on foreign currency borrowings and financing transactions (other than amounts transferred to foreign currency translation reserves) in respect of Financial Indebtedness other than the Financial Indebtedness incurred under the Term A Facility Agreement, the Revolving Facility Agreement, the TLB Tranche 2 Credit Agreement, this Agreement and any Treasury Transactions entered into to manage interest costs under those agreements) for the Group for that period less interest income of the Group over that period, calculated on a consolidated basis in accordance with GAAP.

         "SPC" shall have the meaning assigned to such term in Section 9.04(i).

         "Spot Rate" shall mean, on any day, the rate determined by the Administrative Agent, in accordance with its usual practice and in the interbank market selected by it, to be the rate at which it is able to purchase one currency by payment in another currency (whether directly or through one or more intermediate currencies) at or about 11:00 a.m. (local time in the place of that market) (a) in the case of Euro, two TARGET Business Days before that day, and (b) in the case of any other currency, two Banking Days (in the place of that market) before that day, for delivery on that day.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Note Documents" shall mean the indenture dated as of June 21, 2002, among Burns Philp Capital, Parent, the subsidiary guarantors (as defined therein) from time to time and The Bank of New York, and all other instruments, agreements and other documents evidencing or governing the Subordinated Notes or providing for any Guarantee or other right in respect thereof.

         "Subordinated Notes" shall mean the 9.75% Senior Subordinated Notes due July 15, 2012 issued by Burns Philp Capital.

         "Subsidiary" shall mean (a) a corporation, partnership, joint venture, trust or other entity of or which (or in which) (i) (in the case of a corporation) (A) more than 50% of the issued and outstanding voting share capital, (B) more than 50% of the issued and outstanding share capital (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) or (C) the power to appoint or control the appointment of more than 50% of the board of directors (irrespective of whether, at the time, share capital of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), (ii) (in the case of a partnership or joint venture not being a corporation) more than 50% of the interest in the capital or profits of such partnership or joint venture or (iii) (in the case of a trust or estate) more than 50% of the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by Parent, by Parent and one or more other Subsidiaries or by one or more other Subsidiaries or (b) any other entity that Parent or another Subsidiary "controls" for the purposes of Section 50AA of the Corporations Act 2001 of Australia.

         "Subsidiary Limit" shall mean the aggregate of (a) A$80,000,000 and (b) 5% of EBITDA of the Group for the period of 12 months ending on the most recent June 30 or December 31.

         "Supplemental Securities" shall mean (a) new security documents, on substantially the same terms as the existing Security Documents, from each Subsidiary incorporated in Germany and in any other jurisdiction where a new security document is reasonably required to ensure that the Facility is secured by the same assets and on substantially the same terms as the Existing Senior Loan Agreement and (b) any acknowledgments or confirmations reasonably required by the Administrative Agent from any of the Subsidiaries to ensure that the Facility is secured by the same assets and on substantially the same terms as the Existing Senior Loan Agreement.

         "Swap Counterparty" shall have the meaning assigned to such term in
Section 9.18(a).

         "TARGET Business Day" shall mean a day on which the TARGET System is operating.

         "TARGET System" shall mean the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system.

         "Taxes" shall mean any and all taxes, levies, imposts, duties, charges, deductions or withholdings imposed by any Government Agency.

         "Term A Facility Agreement" shall mean the Term A Facility Agreement dated January 16, 2003, among Parent, each borrower party thereto, Credit Suisse First Boston (Melbourne Branch) and the subscriber parties thereto.

         "Term A Subscriber" shall mean each person who is (a) a Subscriber (under and as defined in the Term A Facility Agreement) or (b) a Subscriber (under and as defined in the Revolving Facility Agreement).

         "Term A Subscriber Affiliate" shall mean, in respect of a Term A Subscriber, a related body corporate that it has nominated in accordance with clause 1.4 of the Senior Funding Agreement.

         "Term Debenture" has the same meaning as in the Deed of Debenture
Trust.

         "Term Debt" shall mean, at any time, the sum of the outstanding (a) Loans (including any Incremental Loans) hereunder, (b) TLB Tranche 2 Loans and
(c) Paid Up Amount of all Term Debentures under the Term A Facility Agreement.

         "TLB Tranche 2 Credit Agreement" shall mean the credit agreement dated as of February 20, 2003, among Parent, the Borrower, the administrative agent party thereto and the lenders party thereto.

         "TLB Tranche 2 Lender" shall mean each person who is a Lender under and as defined in the TLB Tranche 2 Credit Agreement.

         "TLB Tranche 2 Loans" shall mean the loans made pursuant to the TLB Tranche 2 Credit Agreement.

         "TLB Tranche 2 Pledge Agreement" shall mean the pledge agreement entered into by the Borrower and the administrative agent party to the TLB Tranche 2 Credit Agreement substantially in the form of Exhibit E to the TLB Tranche 2 Credit Agreement.

         "Total Commitment" shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time. The initial Total Commitment is US$270,000,000.

         "Total Debt" shall mean, on any date, the gross amount of all financing liabilities of the Group on that date, calculated on a consolidated basis in accordance with GAAP, including (a) the redemption amount of all debt instruments, (b) the principal amount of all finance leases and hire purchase agreements, (c) the redemption amount of all redeemable shares issued by a Group Member and (d) all other liabilities that are required by GAAP to be treated as financing liabilities, but excluding letters of credit, except to the extent of any unreimbursed drawings thereunder.

         "Total Interest Expense" shall mean, for the Group for a period, the gross amount of all interest and financing costs incurred by the Group over that period, calculated on a consolidated basis in accordance with GAAP, after taking into account all realized losses and profits on foreign currency borrowings and financing transactions (other than amounts transferred to foreign currency translation reserves), including (a) the amount of all discounts and similar allowances on the issue or disposal of debt instruments, (b) all finance charges under finance leases and hire purchase agreements, (c) the amount of all dividends paid or payable on redeemable shares issued by any Group Member and
(d) all other expenses and amounts that are required by GAAP to be treated as an interest or financing cost other than amortization of loan establishment costs, but excluding interest and financing costs on money borrowed or raised to acquire, develop or improve fixed assets, to the extent that they have been capitalized in the accounts of the Group and excluding (i) interest and financing costs on the redeemed US$100,000,000 aggregate amount of 5 1/2% Guaranteed Subordinated Convertible Bonds issued by Burns Philp Treasury (Europe) BV and the redeemed US$100,000,000 aggregate amount of Conversion Bonds issued by Parent, (ii) the make- whole premium on existing financial accommodation of Goodman Fielder or any amounts paid by any other Group Member in respect of such amount, (iii) any realized costs of closing out a Treasury Transaction that is incurred in connection with the refinancing of the Existing Senior Loan Agreements or any acquisition of a Subsidiary or business after the date of this Agreement, (iv) any dividends paid over the period on the Converting Preference Shares (up to conversion) and (v) any noncash items included in interest in the most recent Financial Statements of the Group.

         "Total Senior Debt" shall mean, on any day, Total Debt less any component of Total Debt the payment of which is subordinated to the liabilities owed to the Lenders under the Transaction Documents on terms no less favorable to the Lenders than those contained in the New Subordinated Note Documents.

         "Transaction Documents" shall mean (a) each New Transaction Document,
(b) each other Security Document, (c) any document or agreement that Parent and the Administrative Agent agree in writing is to be a Transaction Document for the purposes of this Agreement and (d) any document or agreement that amends, supplements, replaces or novates any of the above.

         "Transactions" shall mean (a) refinancing the financial accommodation that is governed by the Existing Senior Loan Agreements, (b) the Acquisition and the financing therefor (including the execution and delivery of the New Transaction Documents, the borrowing hereunder and the issue of the Term Debentures), (c) refinancing any financial accommodation of Goodman Fielder or its subsidiaries once it is a Wholly-Owned Subsidiary, (d) refinancing any financial accommodation of Goodman Fielder or its subsidiaries once Goodman Fielder is a Subsidiary but before Goodman Fielder becomes a Wholly-Owned Subsidiary, to the extent such financial accommodation must be refinanced to ensure that the obligor is not in default of its obligations under the document governing that financial accommodation or the maturity date for that financial accommodation has occurred, (e) the borrowing under the NZ Holdings Capital Notes Bridge Facility, (f) the borrowing under the Bridge Facilities, (g) the issuance of the NZ Holdings Capital Notes and the New Subordinated Notes and (h) the payment of any transaction costs relating to the Acquisition, all debt, asset sales and related transaction costs.

         "Treasury Transaction" shall mean any foreign exchange agreement, currency or interest purchase, interest rate swap, cap or collar agreement, currency swap agreement, currency and interest rate future or option contract and other similar agreement (whether entered into before, on or after the date of this Agreement).

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "United States" shall mean the United States of America (including the District of Columbia), its territories, possessions and other areas subject to the jurisdiction of the United States of America.

         "U.S. dollars" or "US$" shall mean lawful money of the United States.

         "U.S. Insolvency Event" shall mean any event described in paragraph (s) or (t) of Article VII.

         "U.S. Master Debenture" shall have the meaning assigned to such term in the Deed of Debenture Trust.

         "US Obligor" shall mean a Group Party that is incorporated or organized under the laws of the United States or a State thereof.

         "Wholly-Owned Subsidiary" shall mean a company the entire issued share capital of which (other than directors' qualifying shares) is beneficially owned by Parent (either directly or indirectly through other Wholly-Owned Subsidiaries).

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (b) any reference herein to any person shall be construed to include such person's successors and assigns. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall", and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if Parent or the Borrower notifies the Administrative Agent that Parent and the Borrower wish to amend any covenant in Article VI or any related definition or other financial term used herein to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies Parent or the Borrower that the Required Lenders wish to amend Article VI or any related definition or other financial term used herein for such purpose), then Parent and the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Parent and the Borrower and the Required Lenders.

                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Loan to the Borrower on the Closing Date, in an aggregate principal amount not to exceed such Lender's Commitment. Amounts repaid or prepaid in respect of the Loans may not be reborrowed.

         (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, if such Lender has so committed pursuant to Section 2.22, to make Incremental Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Commitment and otherwise on the terms and subject to the conditions set forth in any Incremental Loan Assumption Agreement to which such Lender may become a party. Amounts paid or prepaid in respect of Incremental Loans may bot be reborrowed.

         SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments (or Incremental Commitments, as applicable); provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender); provided further that unless and until a Lender assigns a Loan to an Affiliate in accordance with Section 9.04, such Lender shall be deemed to have made such Loan for all purposes hereof (and the Borrower shall not have increased obligations hereunder as a result of such Affiliate funding such Loan).

         (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than six Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Each Lender shall make each Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the Borrower and designated by the Borrower in the Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing hereunder that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing, and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         SECTION 2.03. Borrowing Procedure. In order to request the Borrowing to be made on the Closing Date, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the proposed Borrowing. The Borrowing Request shall be irrevocable, shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit C or such other form as shall be acceptable to the Administrative Agent and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)), (iv) the amount of such Borrowing and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in the Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice,

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                                                                              31

then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees separately agreed to in writing from time to time by the Borrower and the Administrative Agent (the "Administrative Agent Fees").

         (b) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of each month and on the date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (the "Commitment Fees") equal to the per annum percentage set forth below on the amount of the Commitment (other than any Incremental Commitment) of such Lender during the preceding month (or shorter period commencing with the date of this Agreement or ending with the date on which the Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be calculated on the basis of the actual number of days elapsed (including the first day but excluding the last day) in a year of 360 days. The Commitment

Fees due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein; provided, however, that, if the date of this Agreement shall be the Closing Date, then no such Commitment Fees shall be payable. The Commitment Fees payable during the period commencing and including the date of this Agreement and ending on and including March 31, 2003 shall equal 0.50% per annum. The Commitment Fees payable during the period commencing and including April 1, 2003 and ending on and excluding the date on which the Commitments are terminated shall equal 4.50% per annum.

         (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances. All fees hereunder shall be payable in U.S. dollars.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or of any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment), (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum, and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00%.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, or the Administrative Agent shall have been informed by the Required Lenders that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining their or its

Eurodollar Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 shall be deemed to be a request for an ABR Borrowing and (ii) any request by the Borrower to convert an ABR Borrowing to a Eurodollar Borrowing pursuant to Section 2.10 shall be of no force and effect and shall be denied by the Administrative Agent. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments (other than any Incremental Commitments) shall automatically terminate after the making of the Loans on the Closing Date; provided, however, that the Commitments (other than any Incremental Commitments) shall terminate at 5:00 p.m. New York City time, on June 30, 2003, if the Closing Date shall not have occurred by such time. Any Incremental Commitment shall terminate as provided in the applicable Incremental Loan Assumption Agreement.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of US$1,000,000 and in a minimum amount of US$10,000,000.

         (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent (a) not later than 11:00 a.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                   (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, within 10 Business Days after demand, any amounts due to the Lenders pursuant to Section 2.16;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (vii) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Borrowings would not be at least equal to the principal amount of Borrowings to be paid on such Repayment Date; and

                  (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default or Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan and, unless repaid, each Eurodollar Borrowing shall be converted into an ABR Borrowing at the end of the Interest Period applicable thereto.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (A) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (B) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (C) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (D) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this
Section 2.10 to continue any Eurodollar Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

         SECTION 2.11. Repayment of Borrowings. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on (i) the last Business Day of each March, June, September and December occurring prior to the Maturity Date, commencing on the first such date to occur after the Closing Date, a principal amount of the Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(g)) equal to 0.25% of the aggregate principal amount of the Loans made on the Closing Date, and (ii) the Maturity Date, the remaining outstanding principal amount of the Loans, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment (each date on which principal of the Loans is required to be repaid under this Section 2.11(a) being referred to herein as a "Repayment Date").

         (b) In the event and on each occasion that any Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

         (c) To the extent not previously paid, all Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         (d) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each Incremental Loan Repayment Date, a principal amount of the Other Loans (as adjusted from time to time pursuant to Sections 2.12(c) and 2.13(g)) equal to the amount set forth in the applicable Incremental Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of such payment.

         (e) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

         SECTION 2.12. Optional Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) in the case of Eurodollar Loans, or at least one Business Day's prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that (i) each partial prepayment shall be in respect of a principal amount of the Loans that is an integral multiple of US$1,000,000 and not less than US$5,000,000, (ii) in respect of each optional prepayment of the Loans made on or prior to the first anniversary of the Closing Date, the Borrower shall pay to the Lenders a premium at the time of such prepayment in an amount equal to 2% of the aggregate principal amount of the Loans to be prepaid and (iii) in respect of each optional prepayment made after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, the Borrower shall pay to the Lenders a premium at the time of such prepayment in an amount equal to 1% of the aggregate principal amount of the Loans to be prepaid.

         (b) Optional prepayments of the Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Loans under Section 2.11.

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16 but, except as provided in paragraph (a) above, otherwise without premium or penalty. All prepayments under this Section
2.12 (other than prepayment of an ABR Loan that does not occur in connection with, or as a result of, the prepayment in full of the Loans) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

         SECTION 2.13. Mandatory Prepayments. (a) Not later than the third Business Day following the completion of any Permitted Asset Disposal (excluding those under Section 5.07(c)), the Borrower shall prepay Term Debt in accordance with Section 2.13(g) by an amount equal to 100% of the Net Disposal Proceeds received with respect thereto; provided, however, that (i) the Net Disposal Proceeds received with respect to any Permitted Asset Disposal that are deposited into an Investment Account pursuant to Section 5.07(b) shall not be required to be so applied and (ii) up to US$75,000,000 of the Gelatin Proceeds shall not be required to be so applied.

         (b) In the event and on each occasion that an Equity Issuance occurs (other than (i) one or more Equity Issuances the Net Cash Proceeds of which (A) do not exceed US$100,000,000 in the aggregate and (B) are used to finance (1) the Transactions on or prior to the consummation of the Transactions or (2) the NZDF Acquisition prior to the first anniversary of the Closing Date and (ii) the exercise of the August 2003 Options), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, prepay Term Debt in accordance with Section 2.13(g) by an amount equal to 50% of the Net Cash Proceeds therefrom; provided, however, that (A) such amount shall be reduced to 25% if the Prepayment Leverage Ratio after giving effect to such Equity Issuance and the use of the proceeds thereof is less than 3.25 to 1.00 but equal to or greater than 3.00 to 1.00 and (B) no such Net Cash Proceeds shall be required to be so applied if the Prepayment Leverage Ratio after giving effect to such Equity Issuance is less than 3.00 to 1.00; provided further that the Borrower may elect, by written notice to the Administrative Agent on or prior to the date of the receipt thereof, to use such Net Cash Proceeds within 90 days of the receipt thereof to finance Permitted Acquisitions, subject to Section 5.09(a) (it being understood that any Net Cash Proceeds not so used within such 90-day period shall be immediately applied thereafter pursuant to this paragraph).

         (c) In the event that any Group Member shall receive Net Cash Proceeds from the issuance or other disposition of Financial Indebtedness for money borrowed of any Group Member (other than Financial Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Group Member, prepay Term Debt in accordance with Section 2.13(g) by an amount equal to 100% of such Net Cash Proceeds.

         (d) In the event that any Group Member shall receive Net Cash Proceeds from the issuance or other disposition of Permitted Subordinated Debt, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Group Member, prepay Term Debt in accordance with Section 2.13(g) by an amount equal to 100% of such Net Cash

Proceeds; provided, however, that (i) such amount shall be reduced to 50% if the Prepayment Leverage Ratio after giving effect to such issuance or other disposition and the use of the proceeds thereof is less than 3.25 to 1.00 but equal to or greater than 2.50 to 1.00 and (ii) no such Net Cash Proceeds shall be required to be so applied if the Prepayment Leverage Ratio after giving effect to such issuance or other disposition is less than 2.50 to 1.00.

         (e) No later than 60 days after the end of each calendar year, commencing with the calendar year ending on December 31, 2003, the Borrower shall prepay Term Debt in accordance with Section 2.13(g) in an aggregate principal amount equal to (i) 100% of Free Cash Flow for the calendar year then ended if the Senior Leverage Ratio at the end of such calendar year shall have been equal to or greater than 3.01 to 1.00, (ii) 75% of Free Cash Flow for the calendar year then ended if the Senior Leverage Ratio at the end of such calendar year shall have been less than 3.01 to 1.00 but equal to or greater than 2.76 to 1.00, (iii) 50% of Free Cash Flow for the calendar year then ended if the Senior Leverage Ratio at the end of such calendar year shall have been less than 2.76 to 1.00 but equal to or greater than 2.51 to 1.00 and (iv) 25% of Free Cash Flow for the calendar year then ended if the Senior Leverage Ratio at the end of such calendar year shall have been less than 2.51 to 1.00 but equal to or greater than 2.01 to 1.00. No Free Cash Flow for a calendar year shall be required to be so applied if the Senior Leverage Ratio at the end of such calendar year shall have been less than 2.01 to 1.00.

         (f) In the event that any Group Member shall receive proceeds of an insurance claim as a result of the loss, damage or destruction of any property of the Group, and the aggregate amount of such proceeds that the Group has received over the then current Financial Year exceeds A$10,000,000 (calculated, to the extent that proceeds are received in currencies other than Australian dollars, at the Spot Rate on the date of receipt), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such proceeds by such Group Member, prepay Term Debt in accordance with Section 2.13(g) by an amount equal to 100% of such proceeds, except to the extent that (i) a Group Member has already applied funds from other sources or (ii) such proceeds are applied within 180 days (or if Parent can demonstrate to the reasonable satisfaction of the Administrative Agent that the proceeds will be so applied within a longer period, such longer period agreed to by the Administrative Agent) after receipt, in each case towards reinstatement or replacement of the lost, damaged or destroyed property, or to meet a liability in respect of which such proceeds were received.

         (g) Mandatory prepayments of Term Debt pursuant to this Section 2.13 shall be allocated pro rata among the Loans (including the Incremental Loans), the TLB Tranche 2 Loans and the Term Debentures (as determined by the facility agent party to the Senior Funding Agreement) and, in respect of the portion of such prepayment allocated to the Loans (including the Incremental Loans) and subject to paragraph (i) below, shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Loans under Section
2.11 and the remaining installments of principal due in respect of the Incremental Loans.

         (h) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days' prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

         (i) So long as (i) any Term Debentures or TLB Tranche 2 Loans remain outstanding and (ii) any mandatory prepayment required under this Section 2.13 would also be required to be used to prepay Term Debentures under clause 8.2 of the Term A Facility Agreement or TLB Tranche 2 Loans under Section 2.13 of the TLB Tranche 2 Credit Agreement, any Lender or, to the extent so provided in the applicable Incremental Loan Assumption Agreement, any Incremental Lender, may elect, by notice to the Administrative Agent in writing no later than 3:00 p.m., New York City time, at least two Business Days prior to any prepayment of Loans or Incremental Loans required to be made by the Borrower for the account of such Lender pursuant to this Section 2.13, to cause all or a portion of such prepayment to be applied instead to prepay pro rata the Paid Up Amount of Term Debentures in accordance with the terms of the Term A Facility Agreement and the TLB Tranche 2 Loans in accordance with the terms of the TLB Tranche 2 Credit Agreement.

         SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement but subject to Section 2.14(d), if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of a Lender setting forth the calculations in reasonable detail of the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

         SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender

(including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall be limited to an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.13(i) and Section 2.15, each Borrowing, each payment or prepayment of principal of or premium on any Borrowing, each payment of interest on the Loans, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Group Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other Security Interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Parent expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Parent to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder not later than 12:00 (noon), New York City time, on the date when due in immediately available U.S. dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010 or as otherwise instructed by the Administrative Agent.

         (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower (including any and all payments by any other Group Party on account of any obligation of the Borrower) hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any such Group Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Group Party shall make such deductions and (iii) the Borrower or such Group Party shall pay the full amount deducted to the relevant Government Agency in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Government Agency in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.20) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Agency. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Group Party to a Government Agency, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Government Agency evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Government Agency on account of any Lender pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Transaction Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Government Agency having jurisdiction, (B) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (C) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, respectively, plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.14, Section 2.16 and Section 2.20); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.14 or notice under Section
2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under
Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender shall request compensation under Section 2.14,
(ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount or indemnity payment to any Lender or any Government Agency on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Borrower or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or Affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to
Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.

         SECTION 2.22. Incremental Commitments. (a) The Borrower may, from time to time in connection with the financing of a Permitted Acquisition (which shall include all related fees and expenses thereof), by written notice to the Administrative Agent, request Incremental Commitments in an amount not to exceed the Incremental Loan Amount from one or more Incremental Lenders, which may include any existing Lender; provided that each Incremental Lender, if not already a Lender or an Affiliate of a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Commitments being requested (which shall be in minimum increments of US$5,000,000 and a minimum amount of US$10,000,000 or equal to the remaining Incremental Loan Amount), (ii) the date on which such Incremental Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 calendar days after the date of such notice), (iii) whether such Incremental Commitments are to be Commitments or commitments to make term loans with terms different from the Loans ("Other Loans") and (iv) a description in detail reasonably satisfactory to the Administrative Agent of the related Permitted Acquisition.

         (b) The Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Incremental Lender. Each Incremental Loan Assumption Agreement shall specify the terms of the Incremental Loans to be made thereunder; provided that, without the prior written consent of the Required Lenders, (i) the initial yield in respect of any Incremental Loans (as conclusively determined by the Administrative Agent at the time of the execution and delivery of an Incremental Loan Assumption Agreement) shall not exceed by more than 25 basis points the then current yield on the Loans, (ii) the final maturity date of any Other Loans shall be no earlier than the Maturity Date and
(iii) the average life to maturity of any Other Loans shall be no shorter than the average life to maturity of the Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitment evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower's consent (not to be unreasonably withheld) and furnished to the other parties hereto.

         (c) Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.22 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Article IV shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Lenders) closing certificates and documentation reasonably specified by the Administrative Agent.

                                   ARTICLE III

                         Representations and Warranties

         SECTION 3.01. Legal Representations and Warranties. Parent represents and warrants to the Administrative Agent and each of the Lenders, in respect of itself and separately in respect of the Borrower and each other Subsidiary, as of the date of this Agreement, and as of the Closing Date, that, except as disclosed in Schedule 10 or as contemplated by Section 5.05:

                  (a) (status) it (i) is a corporation duly established (and, in the case of a corporation incorporated in the United States, validly existing and in good standing), under the laws of its country and (where relevant) state, province, canton, territory or similar political subdivision of its place of incorporation and (ii) is duly qualified or licensed and (where the concept has a technical meaning) in good standing as a foreign corporation (or other entity) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed;

                  (b) (power) it has full legal capacity and power to (i) own or lease and operate its property and to carry on its business and (ii) enter into the Transaction Documents and to carry out the transactions that they contemplate;

                  (c) (authority) it has taken all corporate or other action that is necessary to authorize its entry into the Transaction Documents and its carrying out the transactions that they contemplate;

                  (d) (Authorizations) it holds each Authorization that is necessary to (i) enable it to properly execute the Transaction Documents and to carry out the transactions that they contemplate, (ii) ensure that each Transaction Document is legal, valid, binding and admissible in evidence or (iii) enable it to properly carry on its business, and it is complying with any conditions to which any of these Authorizations is subject;

                  (e) (documents effective) each Transaction Document to which it is expressed to be a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors' rights generally) subject to any necessary stamping or registration referred to in paragraph (h) below;

                  (f) (ranking) its payment obligations under each Transaction Document with respect to its rights against collateral secured under the Securities rank ahead of all its unsecured and unsubordinated payment obligations (whether present or future, actual or contingent), other than obligations that are mandatorily preferred by law, and the Loans constitute "Designated Senior Indebtedness" under and as defined in the Subordinated Note Documents and the New Subordinated Note Documents;

                  (g) (no contravention) neither its execution of the Transaction Documents nor the carrying out by it of the transactions that they contemplate, does or will (i) contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property, (ii) contravene any

         Authorization, (iii) contravene any undertaking or instrument binding on it or any of its property, (iv) contravene its constitution or (v) require it to make any payment or delivery in respect of any Financial Indebtedness before it would otherwise be obliged to do so;

                  (h) (no filings or Taxes) it is not necessary or desirable, to ensure that any Transaction Document is legal, valid, binding or admissible in evidence, that any Transaction Document or any other document be filed or registered with any Government Agency (other than any filings that are to be made in connection with the contemplated execution of Securities in The Netherlands or other filings disclosed in the legal opinions referred to in Article IV on or around the Closing Date), or that any Taxes be paid;

                  (i) (effectiveness of the Securities) each Security to which it is expressed to be a party constitutes a valid perfected first-priority Security Interest in accordance with its terms over the property to which it is expressed to apply;

                  (j) (corporate benefit) it benefits from entering into the Transaction Documents;

                  (k) (no trust) it has not entered and is not entering into any Transaction Document as trustee of any trust or settlement;

                  (l) (ownership of assets) it is the legal and beneficial owner of the property identified as belonging to it in the most recent Financial Statements provided to the Administrative Agent;

                  (m) (no Insolvency Event) no Insolvency Event has occurred and is continuing in relation to it;

                  (n) (no Encumbrance) none of its property is subject to an Encumbrance other than a Permitted Encumbrance;

                  (o) (no Controller) no Controller is currently appointed in relation to any of its property;

                  (p) (no litigation) no litigation, arbitration, mediation, conciliation or administrative proceedings are taking place, pending, or to the knowledge of any of its officers after due inquiry, threatened which, if adversely decided, could have a Material Adverse Effect;

                  (q) (environmental compliance) it is in full compliance in all material respects with all Environmental Laws applicable to it, its business or its property; and

                  (r) (no Environmental Liabilities) it (i) has not become subject to any Environmental Liability, (ii) has not received notice of any claim with respect to any Environmental Liability and (iii) knows of no basis for any Environmental Liability, in each case where such Environmental Liability could have a Material Adverse Effect.

         SECTION 3.02. Additional Representations and Warranties by Parent. Parent also represents and warrants to the Administrative Agent and each of the Lenders, as of the date of this Agreement and as of the Closing Date that, except as described in Schedule 10:

                 (a) (Group structure) the Group Structure Chart as at the date of this Agreement is a complete and accurate description of all entities that are Group Members and of the ownership relationships between them, so that (for example) (i) it includes full details of the jurisdiction in which each Group Member is incorporated, (ii) in the case of any Group Member that is not a Wholly-Owned Subsidiary, it accurately describes the percentage of its ordinary issued share capital (rounded to the nearest 5%) which, at the date of this Agreement, is beneficially owned by Parent or any other Group Member and (iii) it accurately describes any equity instruments or entitlements to equity instruments that any Group Member has issued as at the date of this Agreement to any person who is not a Group Member;

                  (b) (Financial Statements) (i) the most recent Financial Statements that it has given to the Administrative Agent have been prepared in accordance with the laws of Australia and (unless inconsistent with those laws) GAAP, (ii) the most recent Financial Statements that it has given to the Administrative Agent give a true and fair view of the financial condition of it and the Group as at the date to which they are made up and of the results of operations of it and the Group for the period that they cover (it being understood that the Financial Statements provided pursuant to Section 5.02(b) need not qualify as "true and fair" for the purposes of GAAP) and (iii) there has been no change since the date of the most recent Financial Statements that it has given to the Administrative Agent that could have a Material Adverse Effect;

                  (c) (information memorandum and other information) (i) the contents of the Confidential Information Memorandum and any other written information and reports that it has given to the Administrative Agent (whether before or after this Agreement was executed) in connection with any Transaction Document (but not information in connection with Goodman Fielder and its subsidiaries prior to Goodman Fielder becoming a Wholly-Owned Subsidiary), are true, complete and accurate in all material respects and not misleading in any material respect (including by omission), subject to any qualifications in them and except to the extent that the information or report has been superseded by later written information or a later written report provided to the Administrative Agent by Parent, (ii) any forecasts and projections (but not projections in connection with Goodman Fielder and its subsidiaries prior to Goodman Fielder becoming a Wholly-Owned Subsidiary and not extrapolations) in them, taken in context and subject to the detailed terms of the relevant information or report have been prepared in good faith based upon what Parent believes to be reasonable assumptions (it being understood that such forecasts and projections are subject to significant uncertainties and contingencies, many of which are beyond Parent's control and Parent can give no assurance that the forecasts and projections will be realized) and
         (iii) any opinions in them (other than opinions prepared by external advisers), taken in context and subject to the detailed terms of the relevant information or report, are fair and reasonable and were formed after due inquiry and consideration by appropriate officers, as at the date of this Agreement or, if given later, when given;

                  (d) (disclosure of relevant information) it has disclosed to the Administrative Agent and each Lender all the information that such parties have requested as being

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                                                                              47

         material to an assessment by that party of the risks that party assumes by entering into any Transaction Document; and

                  (e) (no default or Change in Control) no (i) Event of Default,
         (ii) Default or (iii) Change in Control, has occurred and is continuing, and no Group Party is in breach of any other document or agreement in a manner that could have a Material Adverse Effect.

         SECTION 3.03. U.S.-Specific Representations and Warranties. Parent and each US Obligor represents and warrants to the Administrative Agent and each of the Lenders that:

                  (a) none of the ERISA Affiliates has incurred (i) any unsatisfied "accumulated funding deficiency" within the meaning of
         Section 412 of the Code, and Section 302 of ERISA, whether or not waived, with respect to an Employee Benefit Plan, (ii) any unsatisfied liability to the Pension Benefit Guaranty Corporation established under ERISA (other than for Pension Benefit Guaranty Corporation insurance premiums payable in the ordinary course), or under Title IV of ERISA, in connection with any Employee Benefit Plan terminated, established or maintained by it or (iii) any unsatisfied withdrawal liability in connection with a complete or partial withdrawal from a multiemployer plan within the meaning of section 3(37) of ERISA, or expects to withdraw from such a plan, nor has the Borrower or any of its subsidiaries had any tax or penalty assessed against it by the United States Internal Revenue Service or United States Department of Labor for any alleged violation under Section 4975 of the Code or Section 404 or 406 of ERISA;

                  (b) none of the Borrower, any of its subsidiaries or any Group Member is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975(e)(2) of the Code) with respect to any Employee Benefit Plan, other than an Employee Benefit Plan sponsored by the Borrower or another member of the Borrower or any other entity treated as a single employer with respect to the Borrower under Section 414(b), (c), (m) or (o) of the Code for the benefit of the employees of the Borrower, such other entities or Nutrition 21, Inc.;

                  (c) each Employee Benefit Plan and Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, including those which must be complied with to obtain the most favorable tax advantages, and has been maintained in good standing with applicable regulatory authorities and the level of plan assets in each Employee Benefit Plan exceeds the liabilities under each such Plan that is subject to Section 412 of the Code or Section 302 of ERISA (based on the assumptions used to fund such Plan), as of the date of the most recent Financial Statements reflecting those amounts;

                  (d) no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System of the United States, including Regulation U or X; and

                   (e) neither Parent nor any of the Subsidiaries is (i) an "investment company" as defined in, or subject to regulation under, the United States Investment Company

         Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the United States Public Utility Holding Company Act 1935.

         SECTION 3.04. Reliance on Representations and Warranties. Each Group Party acknowledges that the other parties have executed the New Transaction Documents and agreed to take part in the transactions that the New Transaction Documents contemplate in reliance on the representations and warranties that are made in this Article III.

         SECTION 3.05. No Representations to the Group Parties. Each Group Party acknowledges that it has not relied and will not rely on any representation, statement or promise made by or on behalf of any other party in deciding to enter into any Transaction Document or to exercise any right or perform any obligation under any Transaction Document.

                                   ARTICLE IV

                              Conditions of Lending

         The obligations of the Lenders to make the Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied:

                  (a) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

                  (b) The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

                  (d) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (e) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Dewey Ballantine LLP, U.S. counsel for Parent and the Borrower, (ii) Freehills, Australian counsel for Parent, and (iii) each local counsel reasonably acceptable to the Administrative Agent in each of the jurisdictions listed in Schedule 3 (except where any Supplemental Security required in that jurisdiction has not been provided), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably acceptable to the Administrative Agent, and Parent and the Borrower hereby request such counsel to deliver such opinions.

                  (f) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or the constitution or other organizational documents, including all amendments thereto, of each Group Party that is to execute a New Transaction Document, certified as of a recent date by the Responsible Officer of such Group Party or, in the case of a US Obligor, by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Group Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Group Party or Parent dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Group Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, if such Group Party has by-laws, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or shareholders of such Group Party authorizing the execution, delivery and performance of the New Transaction Documents (other than the Supplemental Securities) to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or the constitution or other organizational documents of such Group Party have not been amended since the date of the last amendment thereto (including as shown on the certificate of good standing furnished pursuant to clause (i) above, if applicable) and (D) as to the incumbency and specimen signature of each officer or attorney in fact executing any New Transaction Document or any other document delivered in connection herewith on behalf of such Group Party (other than the Supplemental Securities); and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

                  (g) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of Parent and the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Article IV.

                  (h) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Transaction Document.

                  (i) The Administrative Agent shall have received a Perfection Certificate with respect to each Group Security Provider that is incorporated or organized under the laws of the United States or a State thereof, dated the Closing Date and duly executed by a Responsible Officer of Parent and the Borrower.

                  (j) Each of the New Security Documents (other than a Supplemental Security), in form and substance satisfactory to the Administrative Agent, shall have been, if applicable, duly executed by the parties thereto and delivered to the Security Trustee and shall be in full force and effect.

                  (k) The Administrative Agent shall have received a certificate of currency from a reputable insurance broker in relation to the Group's global insurance policy confirming that that policy complies with Section 5.01(j).

                  (l) BPC1 shall have (i) a relevant interest in at least 90% (by number) (disregarding any relevant interests that Parent has in shares of Goodman Fielder

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                                                                              50

         merely because of the operation of Section 608(3) of the Corporations Act 2001 of Australia) of the ordinary shares of Goodman Fielder and
         (b) acquired at least 75% (by number) of the ordinary shares of Goodman Fielder that BPC1 offered to acquire pursuant to the Offer (whether such interests were acquired under the Offer or otherwise).

                  (m) Evidence that the Offer has not been amended or varied since first issue of the Offer without the prior written consent of the Required Lenders; provided that such consent is not required (i) unless the amendment or variation would result in (A) the bid price for each share of Goodman Fielder under the Offer being an amount which, when multiplied by the aggregate number of all shares being bid for by BPC1 would exceed the total commitment of the Facility, the Australian Term Facility, the NZ Holdings Capital Notes Bridge Facility and all other committed sources of funding (other than the Revolving Credit Facility) to enable the acquisition of all of the shares of Goodman Fielder or
         (B) any condition of the Offer that is also a condition to funding under the Australian Facilities or the Facility being waived, or (ii) without limiting paragraph (l) of this Article IV, for BPC1 to drop its condition of the Offer with respect to having a relevant interest in at least 90% of the ordinary shares of Goodman Fielder.

                  (n) Parent and the Subsidiaries shall not, before BPC1 acquires all of the issued shares of Goodman Fielder, have consented to, approved or agreed to the payment or declaration of any dividends by Goodman Fielder or the making of any distributions by Goodman Fielder to its shareholders without the prior written consent of the Administrative Agent, acting on the instructions of the Required Lenders.

                  (o) After giving pro forma effect to the Acquisition and the financing therefor (including with respect to any reduction in the amount of any senior debt to be used to finance the Transactions), on the Closing Date (i) the ratio of Total Debt to Pro Forma LTM EBITDA shall not exceed 4.50 to 1.00 and (ii) the ratio of Total Senior Debt to Pro Forma LTM EBITDA shall not exceed 3.00 to 1.00.

                  (p) Substantially contemporaneous with, or prior to, the Borrowing to be made on the Closing Date, (i) each of the Senior Funding Agreement, the Term A Facility Agreement, the Revolving Facility Agreement, the New Subordinated Note Documents, the NZ Holdings Capital Notes Bridge Facility Agreement and the TLB Tranche 2 Credit Agreement shall have become effective and (ii) Parent shall use or shall have used at least (A) A$650,000,000 in cash on hand at Parent (the "Closing Date Cash on Hand") and (B) A$50,000,000 in proceeds from the exercise of share options of Parent held by Rank Group Limited on December 12, 2002 (the "Rank Proceeds") to finance a portion of the Acquisition and (iii) Parent and the Subsidiaries shall have borrowed or shall be entitled to issue debentures or borrow thereunder, as the case may be, and shall have issued or shall be entitled to issue New Subordinated Notes in aggregate amounts, when combined with the Closing Date Cash on Hand, the Rank Proceeds and the proceeds of the Facility, sufficient to finance the consummation of the Transactions.

                  (q) The Lenders shall have received (i) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Parent for the 2000, 2001 and 2002 Financial Years, in each case reconciled to U.S. GAAP, and

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                                                                              51

         (ii) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Parent for (A) each subsequent Financial Quarter ended 45 days before the Closing Date and
         (B) each fiscal month after the most recent 2003 Financial Quarter for which Financial Statements were received by the Lenders as described above and ended 30 days before the Closing Date.

                  (r) The Lenders shall have received pro forma consolidated balance sheets and related pro forma consolidated statements of income, and cash flows of Parent as of and for the 12 months ended June 30, 2002 and, if the historical Financial Statements for the period are available, December 31, 2002, prepared after giving effect to the Transactions as if the Transactions had occurred as of such dates (in the case of each such balance sheet) or at the beginning of such periods (in the case of such other Financial Statements).

                  (s) All approvals or consents that are required by law, or by any public authority, as are necessary to permit (i) the Offer or any Options Offer (if any) to be lawfully made to and accepted by Goodman Fielder's shareholders and (ii) the Transactions and the other transactions contemplated hereby, are granted, given, made or obtained on an unconditional basis, remain in full force and effect in all respects, and do not become subject to any notice, intimation or indication of intention to revoke, suspend, restrict, modify or not renew the same.

                  (t) There shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain or prevent the Transactions or the other transactions contemplated hereby (other than a determination by the Australian Securities and Investments Commission or the Australian Takeovers Panel in exercise of the powers and discretions conferred by Chapter 6 of the Corporations Act 2001 of Australia).

                  (u) The Lenders shall have received pro forma projections for Parent and the Subsidiaries on a consolidated basis, reasonably satisfactory to the Administrative Agent, for the period from and including the Closing Date to and including June 30, 2009, presented on a quarterly basis for the first 12 months of such period and on a yearly basis thereafter.

                                    ARTICLE V

                              Affirmative Covenants

         Parent covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable hereunder shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, that:

         SECTION 5.01. General Covenants. Parent shall:

                  (a) (maintain status) maintain, and ensure that each Subsidiary maintains, its corporate existence except, in the case of an Excluded Subsidiary, to the extent that it is Liquidated in accordance with Section 5.05;

                  (b) (comply with law) comply with, and ensure that each Subsidiary complies with, all applicable law including by paying when due all Taxes for which it or any of its property is assessed or liable (except to the extent that these are being diligently contested in good faith and by appropriate proceedings and it or the relevant Subsidiary has made adequate reserves for them);

                  (c) (environmental compliance) either (i) comply, and ensure that each Subsidiary complies, in all material respects with all Environmental Laws applicable to it, its business or its property including (at its cost) obtaining all necessary Authorizations for the conduct of its business or (ii) be working in accordance with an approved plan with applicable Government Agencies to remedy any non-compliance with clause (i);

                  (d) (prospective environmental issues) undertake action in accordance with sound business practices to address any actual or prospective environmental issue in relation to a Group Member, its business or property to ensure that it does not develop into a breach of an Environmental Law;

                  (e) (keep books) keep, and ensure that each Subsidiary keeps, proper books of account recording its activities, and permit the Administrative Agent or its representatives on request to examine and take copies of them;

                  (f) (hold Authorizations) obtain and maintain, and ensure that each Subsidiary obtains and maintains, each Authorization that is necessary to (i) enable it to properly execute the Transaction Documents and to carry out the transactions that they contemplate, (ii) ensure that each Transaction Document is legal, valid, binding and admissible in evidence or (iii) enable it to properly carry on its business, and must comply with any conditions to which any of these Authorizations is subject except, in the case of an Excluded Subsidiary, to the extent that it is Liquidated in accordance with
         Section 5.05;

                  (g) (keep documents effective) ensure that each Transaction Document to which a Group Member is expressed to be a party remains the legal, valid and binding obligation of that Group Member, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors' rights generally);

                  (h) (no contravention) ensure that neither the execution by a Group Member of the Transaction Documents nor the carrying out by any Group Member of the transactions that the Transaction Documents contemplate (i) contravenes any law to which a Group Member or any of its property is subject or any order of any Government Agency that is binding on a Group Member or any of its property, (ii) contravenes any Authorization, (iii) contravenes any undertaking or instrument binding on any Group Member or any of its property, (iv) contravenes the constitution of any Group Member or (v) requires any Group Member to make any payment or delivery in respect of any Financial Indebtedness before it would otherwise be obliged to do so;

                  (i) (keep Securities effective) ensure that each Security constitutes a valid perfected first-priority Security Interest in accordance with its terms over the property to which it is expressed to apply;

                  (j) (insurance) keep, and ensure that each Subsidiary keeps, its property and business insured (i) against the risks and in the amounts that are prudent or usual for a person conducting a business similar to the relevant entity, with sound and reputable insurers or
         (ii) as the Administrative Agent reasonably requires, and must provide the Administrative Agent on each anniversary of the date of this Agreement, or otherwise on request, with details of the insurance, evidence that it is in full effect and evidence that all premiums have been paid, by providing the Administrative Agent on request with a certificate of currency from a reputable insurance broker in relation to the Group's global insurance policies, together with a report from that insurance broker confirming that those policies comply with the requirements of this paragraph;

                  (k) (no administrator) not appoint, and ensure that no Subsidiary appoints, an administrator or other insolvency official without at least one Business Day's prior notice to the Administrative Agent, except, in the case of an Excluded Subsidiary, as part of a Liquidation in accordance with Section 5.05;

                  (l) (permitted use of funds) ensure that the Borrower applies all Loans made to it solely for the purposes specified in this Agreement;

                  (m) (terms of Associate arrangements) (i) use its best endeavors, to the extent that the relevant contractual arrangements permit it to do so, to prevent its Associates from incurring Financial Indebtedness or acquiring businesses or companies other than as contemplated by Section 5.09(g) and (ii) if it or a Group Member proposes to acquire an Associate after the date of this Agreement (A) use its best endeavors in the negotiation of the contractual arrangements regarding the Associate, in a manner that is commercially realistic in the context of that Associate and the Group's proposed investment in it, to ensure that it is able to prevent that Associate from incurring Financial Indebtedness or acquiring businesses or companies other than as contemplated by Section 5.09(g) or (B) to the extent that it is not able to exercise the control contemplated by clause (A) in relation to Financial Indebtedness of the Associate, ensure that there is no recourse (including by way of Guarantee) to any Group Member in relation to that Financial Indebtedness.

         SECTION 5.02. Reports and Information. Parent shall give the Administrative Agent, for distribution to each Lender:

                  (a) (annual Financial Statements) as soon as possible (and in any event within 90 days) after the end of each Financial Year, a set of its audited Financial Statements (consolidated and unconsolidated) for that Financial Year, prepared in accordance with the laws of Australia and (except where inconsistent with those laws) GAAP and in any event within 180 days reconciled to generally accepted accounting principles in the United States;

                  (b) (quarterly Financial Statements) (i) as soon as possible (and in any event within 45 days) after the end of each Financial Quarter, a set of its unaudited consolidated Financial Statements for that Financial Quarter, prepared in accordance with the laws of Australia and (except where inconsistent with those laws) GAAP, and certified by a director or the principal accounting officer of Parent as giving a true and fair view of the Group for that Financial Quarter, and (ii) as soon as possible (and in any event within 45 days) after the end of each Financial Quarter and

         Financial Year, a set of unaudited consolidated Financial Statements of the Borrower for that Financial Quarter or Financial Year, as the case may be, prepared in accordance with the laws of Australia and (except where inconsistent with those laws) GAAP, and certified by a director or the principal accounting officer of the Borrower as giving a true and fair view of the Borrower for that Financial Quarter or Financial Year, as the case may be (but, in each case, without requiring Parent or the Borrower, as the case may be, to include the notes or disclosures that GAAP would otherwise require to be provided with those Financial Statements in order for the Financial Statements to qualify as "true and fair" for the purposes of GAAP);

                  (c) (compliance certificates) at the same time as it gives the Administrative Agent any Financial Statements under paragraph (a) or
         (b), a certificate that (i) sets out each of the Fixed Charge Coverage Ratio, the Leverage Ratio, the Senior Leverage Ratio, the Interest Coverage Ratio and the Senior Interest Coverage Ratio for the period of 12 months that ends on the day to which those Financial Statements are prepared, together with such details as are required to demonstrate the calculation of those ratios, (ii) sets out the amount of Capex that each Group Member expended over the relevant period or that each Group Member entered into an unconditional contractual commitment over the relevant period, with a person who is not a Group Member, to expend as Capex over the period of 6 months following the end of the period,
         (iii) includes the review by a firm of chartered accountants acceptable to the Administrative Agent (acting reasonably) of any annualized realized cost savings (other than Acquisition-Related Cost Savings) achieved in the applicable period and included in the calculation of EBIT for such period and (iv) (A) in the case of a certificate that is given at the same time as Financial Statements under paragraph (a), is certified as correct by the accounting firm that audited those Financial Statements, and (B) in the case of a certificate that is given at the same time as Financial Statements under paragraph (b), is certified as correct by a director or the principal accounting officer of Parent;

                  (d) (copy of reports) copies of all periodic and other reports and other materials filed by Parent, the Borrower or any other Subsidiary with the Securities and Exchange Commission, or any Government Agency succeeding to any or all of the functions of said Commission, or with any securities exchange, or distributed to its shareholders, as the case may be, at the same time that it gives it to them or it;

                  (e) (notice of default or Change in Control) as soon as it becomes aware that an Event of Default, Default or Change in Control has occurred, full details of that Event of Default, Default or Change in Control;

                  (f) (notice of litigation) full details of any litigation, arbitration, mediation, conciliation or administrative proceeding which involves a claim exceeding A$20,000,000 (or its equivalent in any other currency) or which, if adversely decided, could have a Material Adverse Effect, as soon as the proceedings are commenced or threatened;

                  (g) (other information) promptly on request (and in any event within five Business Days) any other information relating to the financial condition, business, property and affairs of itself or any Group Member (including copies of internal management reports, budgets and forecasts) that the Administrative Agent reasonably requests; and

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                                                                              55

                  (h) (Goodman Fielder information) as soon as practicable following Parent obtaining access to the books and records and financial information of Goodman Fielder and in any event within 90 days of Goodman Fielder becoming a Wholly-Owned Subsidiary, an update to the due diligence reports prepared by KPMG in respect of the Group dated May 28, 2001 and the update due diligence report on Directors' Projections addressed to and capable of being relied upon by the Administrative Agent and the Lenders, the scope of such update to be as reasonably required by the Administrative Agent after consultation with Parent and to include the financial results of the Group for the period ended December 31, 2002, together with five years of financial projections which take into account the acquisition of Goodman Fielder and its subsidiaries.

         SECTION 5.03. Hedging Arrangements. (a) Parent shall ensure that Group Members have entered or enter into Treasury Transactions in accordance with the Agreed Hedging Program in relation to the interest rate exposure of Group Members from after December 20, 2002, in respect of not less than 50% (or 75% in respect of so much of the Total Debt as is denominated in U.S. dollars if at any time after December 20, 2002 the one-month LIBO Rate increases by 0.50% per annum or more from the rate prevailing as at December 20, 2002 or 75% in respect of so much of the Total Debt as is denominated in Australian dollars if at any time after December 20, 2002, the AUD Cash Rate increases by 0.50% per annum or more from the rate prevailing as at December 20, 2002) of the Total Debt, on terms reasonably satisfactory to the Administrative Agent.

         (b) Parent shall ensure that Group Members enter into Treasury Transactions in accordance with the Agreed Hedging Program in relation to the Borrower's foreign exchange exposure in relation to the Facility, on terms reasonably satisfactory to the Administrative Agent.

         (c) Parent shall ensure that no Group Member enters into a Treasury Transaction except in accordance with this Section 5.03 or to hedge foreign exchange exposures that arise from asset purchases by the Group Member. Without limiting this, Parent shall ensure that no Group Member enters into a Treasury Transaction for speculative purposes.

         SECTION 5.04. New Group Security Providers. (a) Parent shall ensure, if an entity that is not a Group Member becomes a Group Member and has, or has completed the acquisition of, total assets of A$2,000,000 or more, that (i) the entity promptly becomes a Group Security Provider by executing such Securities and other documents as the Administrative Agent reasonably requires, consistent with the laws of the relevant jurisdiction, except to the extent that Parent demonstrates to the reasonable satisfaction of the Administrative Agent that it is not reasonably practicable or too expensive to do so (having regard to the value of the assets involved) and (ii) it or the entity provides the Administrative Agent with such evidence and information (such as legal opinions) in relation to its execution of those documents, and within such period, as the Administrative Agent reasonably requires; provided that (A) Parent must use its reasonable efforts to ensure that Goodman Fielder and each of its subsidiaries become Wholly-Owned Subsidiaries as promptly as practicable following the Control Date, (B) Parent must ensure that Goodman Fielder and each of its subsidiaries incorporated in Australia or the United States satisfy the obligations in clauses (i) and (ii) within 90 days of Goodman Fielder becoming a Wholly-Owned Subsidiary and (C) Parent must satisfy the obligations in clause
(i) and (ii) within 90 days from the date of this Agreement in relation to any Group Member which has acquired or acquires any assets or shares comprised in the acquisition of the Fleischmann business

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                                                                              56

unit from Kraft Foods International Inc. Notwithstanding the foregoing, or any other provision of any Transaction Document, (1) no more than 65% of the voting Equity Interests of any "controlled foreign corporation" within the meaning of
Section 957 of the Code (a "Controlled Foreign Corporation") shall be pledged to secure the obligations of a "United States Person" within the meaning of Section 957 of the Code (a "United States Person") under any Transaction Document and
(2) no Controlled Foreign Corporation shall be required to become a Group Security Provider or otherwise to Guarantee the obligations of any United States Person under any Transaction Document; provided, however, that Parent shall not create or acquire any entity that would be a Controlled Foreign Corporation of a United States Person from and after its creation or acquisition, other than Controlled Foreign Corporations of a United States Person that exist at the time of the direct or indirect acquisition of such United States Person by a Group Member.

         (b) If it is or becomes reasonably practicable for any Group Member that has total assets of A$2,000,000 or more, consistent with the laws of the relevant jurisdiction, to execute in favor of the Security Trustee a Security that it has not already given to the Security Trustee, Parent shall ensure, promptly after request from the Administrative Agent or after Parent otherwise becomes aware that it can be so done, that (i) the entity executes that Security, or any other document, as the Administrative Agent requires and (ii) it or the entity provides the Administrative Agent with such evidence and information (such as legal opinions) in relation to its execution of those documents, and in such period, as the Administrative Agent reasonably requires; provided that no such Security need be given if the Administrative Agent determines (acting reasonably) that the cost of obtaining the same is excessive relative to the benefit anticipated to be provided thereby.

         (c) If (i) a Group Member or other entity is required to become a Group Security Provider under this Section 5.04 and (ii) that Group Member or other entity is an obligor in relation to any Financial Indebtedness (other than such Financial Indebtedness permitted under this Agreement), Parent shall ensure, by the time that Group Member or entity is required to become a Group Security Provider, that its obligations in relation to such Financial Indebtedness are released, or that they are either unsecured obligations or secured under the Securities as Priority 2 Debenture Stockholder's Debt, Priority 3 Debenture Stockholder's Debt or Priority 4 Debenture Stockholder's Debt (each as defined in the Security Trust Deed) and that (in any such case) the granting by that Group Security Provider of its Securities is not a breach of the terms of such Financial Indebtedness.

         SECTION 5.05. Excluded Subsidiaries. (a) Parent may procure the Liquidation of any Subsidiary (other than the Borrower) if (i) Parent determines that such Liquidation is in the best interests of the Group, (ii) the effect of such Liquidation will not be adverse to the rights and interests of the Lenders in any material respect and (iii) such Liquidation is accomplished in accordance with this Section 5.05 (any Subsidiary to be so liquidated being referred to herein as an "Excluded Subsidiary").

         (b) Parent shall ensure that (i) the Liquidation of any Excluded Subsidiary is conducted as a solvent Liquidation (in relation to any obligation owed by the Excluded Subsidiary to any person other than a Group Member), (ii) the Liquidation process (once commenced) is pursued and completed diligently and
(iii) any property of the Excluded Subsidiary is distributed to Parent or another Subsidiary in which Parent has at least the same effective ownership interest as it has in the Excluded Subsidiary (and which, if the Excluded Subsidiary was a Group Security Provider, must also be or become a Group

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                                                                              57

Security Provider), or is otherwise dealt with in accordance with Section 5.07, 5.08, 5.09, 5.10 or 5.11.

         (c) The representations and warranties in Section 3.01(a), (b)(i),
(d)(iii), (e), (m) and (o) do not apply in relation to an Excluded Subsidiary to the extent that the representation and warranty would be incorrect because the Excluded Subsidiary is in the process of being Liquidated in accordance with paragraph (b).

         (d) The release of any Security by an Excluded Subsidiary which is required in order to permit or is necessary as a consequence of the Liquidation is taken to have been permitted for all relevant purposes under each Transaction Document.

         SECTION 5.06. Offer Covenants. (a) Parent shall procure BPC1 to (i) immediately upon satisfying the requirements of Section 661A(1) or 661A(3) of the Corporations Act (whichever occurs earlier), promptly give the Administrative Agent notice of satisfying those requirements and that BPC1 does not extend the offer period for the Offer after that time without the consent of the Administrative Agent, (ii) exercise any and all rights which it has under
Part 6A.1 of the Corporations Act to compulsorily acquire all ordinary shares in Goodman Fielder (including, without limitation, any Goodman Fielder ordinary shares issued within six weeks of the closing of the Offer as a result of the exercise of Goodman Fielder share options) so that, in all events, BPC1 lodges a compulsory acquisition notice with the Australian Securities and Investments Commission pursuant to Section 661B(1) of the Corporations Act no later than five Business Days after the closing of the Offer, (iii) if the Offer becomes or is declared unconditional, promptly give to the Administrative Agent a copy of the notification by BPC1 under the Corporations Act that the Offer is unconditional, and (iv) promptly give the Administrative Agent notice of the waiver or satisfaction of any condition in the Offer.

         (b) If, during or at the closing of the Offer, BPC1 has not satisfied the requirements of Section 661A(1) or 661A(3) of the Corporations Act in relation to Goodman Fielder ordinary shares, but at any time after the closing of the Offer BPC1 becomes a "90% holder" of Goodman Fielder ordinary shares within the meaning of Section 664A(1) and (2) of the Corporations Act, Parent shall procure BPC1 immediately upon BPC1 becoming a "90% holder" of Goodman Fielder ordinary shares to exercise any and all rights which it has under Part 6A.2 of the Corporations Act to compulsorily acquire any ordinary shares in Goodman Fielder so that, in all events, BPC1 lodges a compulsory acquisition notice with the Australian Securities and Investments Commission pursuant to
Section 664C(2)(a) of the Corporations Act no later than five Business Days after becoming a "90% holder" of Goodman Fielder ordinary shares.

         (c) Prior to making the Options Offer, Parent shall procure BPC1 to use all reasonable endeavors to obtain a modification of Chapters 6 and 6A of the Corporations Act from the Australian Securities and Investments Commission so that all Goodman Fielder share options are treated as a single class of securities for the purposes of the Options Offer.

         (d) (i) Immediately upon satisfying the requirements of Section 661A(1) or 661A(3) of the Corporations Act (whichever occurs earlier), Parent shall procure BPC1 to (A) in relation to the share options, promptly give the Administrative Agent notice of satisfying those requirements and that BPC1 does not extend the offer period for the Options Offer after that time without the consent of the Administrative Agent and (B) exercise any and all rights which it has under Part 6A.1 of the Corporations Act to compulsorily acquire or

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                                                                              58

compulsorily procure the cancellation of all share options in Goodman Fielder so that, in all events, BPC1 lodges a compulsory acquisition notice with the Australian Securities and Investments Commission pursuant to Section 661B(1) of the Corporations Act no later than five Business Days after the closing of the Options Offer, (ii) if the Options Offer becomes or is declared unconditional, Parent shall procure BPC1 to promptly give to the Administrative Agent a copy of the notification by BPC1 under the Corporations Act that the Options Offer is unconditional, and (iii) Parent shall procure BPC1 to promptly give the Administrative Agent notice of the waiver or satisfaction of any condition in the Options Offer.

         (e) If, during or at the close of the Options Offer, BPC1 has not satisfied the requirements of Section 661A(1) or 661A(3) of the Corporations Act in relation to Goodman Fielder share options, but at any time after the closing of the Options Offer BPC1 becomes a "90% holder" of Goodman Fielder share options within the meaning of Section 664A(1) and (2) of the Corporations Act, Parent shall procure BPC1 immediately upon BPC1 becoming a "90% holder" of Goodman Fielder share options to exercise any and all rights which it has under
Part 6A.2 of the Corporations Act to compulsorily acquire any Goodman Fielder share options so that, in all events, BPC1 lodges a compulsory acquisition notice with the Australian Securities and Investments Commission pursuant to
Section 664C(2)(a) of the Corporations Act no later than five Business Days after becoming a "90% holder" of Goodman Fielder share options.

         (f) If BPC1 receives a request for a statement of the names and addresses of the remaining holders of Goodman Fielder ordinary shares or share options pursuant to Section 661D(1) or 664C(1)(c)(i) of the Corporations Act as the case may be, Parent shall procure BPC1 immediately to provide such written statement to the person who requested it.

         (g) If court proceedings are commenced to object to the compulsory acquisition of Goodman Fielder ordinary shares or share options pursuant to Part 6A.1 or Part 6A.2 of the Corporations Act, Parent shall procure BPC1 to use all reasonable endeavors to expedite such court proceedings and to ensure that the court finally determines such proceedings as soon as possible.

         (h) Parent shall procure BPC1 to complete the compulsory acquisition of any Goodman Fielder ordinary shares pursuant to Section 666B of the Corporations Act or share options pursuant to the Corporations Act immediately upon becoming entitled to do so pursuant to Part 6A.1 or Part 6A.2 of the Corporations Act, as the case may be.

         (i) In this Section 5.06, all references to the Corporations Act are references to the Corporations Act 2001 of Australia and include all statutes, regulations, proclamations, ordinances, by-laws and declarations of any Government Agency modifying, varying, consolidating or replacing it, including in relation to its application to BPC1, the Offer and any Options Offer, and are to be taken to be subject to any exemption granted to Parent or BPC1 (as the case may be) from compliance with it.

         SECTION 5.07. Permitted Asset Disposals to Non-Group Members. (a) Subject to paragraph (c), Parent shall ensure that a Group Member only disposes of property to a person other than a Group Member (i) if the disposal is made on an arm's-length basis and (ii) to the extent that the Net Disposal Proceeds are
(A) in cash and are not (1) the first US$75,000,000 of the Gelatin Proceeds or
(2) proceeds from dispositions of Excluded

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                                                                              59

Assets, if they are dealt with in accordance with paragraph (b), or (B) not in cash, if the property acquired as consideration for the disposal (1) is either
(x) promissory notes or debt securities not exceeding A$15,000,000 in the aggregate (in relation to all disposals permitted by this clause (B)) at any time or (y) a business or company that principally conducts the manufacturing, processing or distribution of food ingredients, consumer branded food products or non-alcoholic beverages and (2) otherwise complies (and that Parent complies) with Section 5.09(a)(ii), (b), (c), (d) and (e).

         (b) If a Group Member disposes of property (other than Excluded Assets and other than with respect to the first US$75,000,000 of the Gelatin Proceeds) and paragraph (a)(ii)(A) applies, (i) Parent shall ensure that an amount equal to 25% of the instalment of Net Disposal Proceeds is immediately on receipt thereof used to prepay Term Debt pursuant to Section 2.13(g) and (ii) Parent must ensure that an amount equal to 75% of the instalment of Net Disposal Proceeds is deposited immediately on receipt thereof into an Investment Account, on the basis that it will become a "Repayment Amount" to the extent that it is not reinvested in accordance with Section 5.09 within 182 days (or, if a Group Member has entered within 182 days into an agreement with a person who is not a Group Member to purchase property in accordance with Section 5.09, within a further period of 90 days immediately after expiry of that period); provided, however, that (A) the amount of Net Disposal Proceeds deposited into the Investment Account pursuant to this paragraph (b) shall not exceed US$100,000,000 (or its equivalent, calculated at the Spot Rate) at any time and
(B) any Net Disposal Proceeds in excess of US$100,000,000 (or its equivalent, calculated at the Spot Rate) shall be applied pursuant to Section 2.13(a) (without giving effect to the proviso thereto).

         (c) Notwithstanding paragraphs (a) and (b), a Group Member may dispose of (i) trading stock or obsolete or surplus assets on an arm's-length basis in a transaction that is entered into in the ordinary course of the ordinary business of the Group, without the proceeds of the disposal being required to be dealt with in accordance with paragraphs (a) and (b), (ii) other property on an arm's-length basis, if the aggregate arm's-length value of all such property that is disposed of by Group Members in the then current Financial Year is less than A$20,000,000 (or its equivalent, calculated at the Spot Rate at the time of the disposal) or (iii) GF Program Receivables pursuant to the GF Receivables Program in an aggregate outstanding amount at any time not in excess of A$50,000,000, without the proceeds of the disposal being required to be dealt with in accordance with paragraphs (a) and (b).

         (d) Any disposal permitted by, and made pursuant to, this Section 5.07 (including, for the avoidance of doubt, the Gelatin Disposal) is a "Permitted Asset Disposal".

         SECTION 5.08. Permitted Asset Disposals to Group Members. (a) Subject to paragraph (b), Parent shall ensure that a Group Member only disposes of property to another Group Member on the following basis: (i) Parent or a Wholly-Owned Subsidiary may only dispose of property to Parent or a Wholly-Owned Subsidiary, (ii) a Group Security Provider may only dispose of property that is subject to a Security to another Group Security Provider, and only if the property as acquired by the second Group Security Provider will be subject to a Security that is satisfactory to the Administrative Agent and (iii) a Majority-Owned Subsidiary may only transfer property to Parent, a Wholly-Owned Subsidiary or another Majority-Owned Subsidiary in which Parent has at least the same effective ownership interest.

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                                                                              60

         (b) A Group Member may also dispose of property to another Group Member
(i) in a transaction that is permitted under Section 6.02, 6.03, 6.04, 6.06 or 6.13, (ii) if the property is trading stock or obsolete or surplus assets and the disposal is made on an arm's-length basis in a transaction that is entered into in the ordinary course of the ordinary business of the Group or (iii) in accordance with Section 5.05.

         (c) Any disposal permitted by, and made pursuant to, this Section 5.08 is a "Permitted Group Asset Disposal".

         SECTION 5.09. Permitted Business Acquisitions. (a) Parent shall ensure that a Group Member only acquires an interest in a business or company if (i) the business or company principally conducts the manufacturing, processing or distribution of food ingredients, consumer branded food products or non-alcoholic beverages, (ii) the ratio of (A) Net Priority 1 Debt as at the end of the previous Financial Quarter or as at the end of the previous Financial Year (whichever day is more recent) to (B) the consolidated EBITDA of the Group and the acquired business or company over the period of 12 months ending on the last day of the previous Financial Quarter or on the last day of the previous Financial Year (whichever day is more recent) does not exceed 2.75 to 1.00 and
(iii) the consideration payable in connection with all such acquisitions (including the aggregate amount of all Financial Indebtedness issued to the seller or assumed or repaid in connection therewith (including pursuant to the second further proviso to Section 6.04) but excluding any consideration payable
(A) solely in the form of ordinary Equity Interests of Parent or (B) in cash to the extent constituting Net Cash Proceeds referred to in the second proviso to
Section 2.13(b) and to the extent such cash is so used within 90 days of the Equity Issuance which gave rise thereto) shall not exceed US$100,000,000 (or its equivalent) in any Financial Year or US$300,000,000 (or its equivalent) in the aggregate over the life of the Facility.

         (b) As soon as reasonably practicable after a Group Member makes an acquisition of a type described in paragraph (a), but no later than 30 days after the acquisition (unless otherwise agreed between Parent and the Administrative Agent), Parent shall provide the Administrative Agent with (i) such due diligence reports in relation to the acquisition as it may have obtained from accounting, legal, technical, engineering, environmental and other professional advisers (which must be reputable and industry-recognized in their respective areas of expertise) and (ii) the terms of engagement and scope of those reports.

         (c) As soon as reasonably practicable after a Group Member makes an acquisition of a type described in paragraph (a), but no later than 30 days after the acquisition, Parent shall provide the Administrative Agent with a certificate, signed by a director or the principal accounting officer of Parent, that sets out (i) the ratio referred to in clause (a)(ii) together with such details as are required to demonstrate the calculation of the ratio and (ii) details of the business strategy for the acquired business or company for the current and next two full Financial Years, together with an analysis of the anticipated impact of the acquisition on the Fixed Charge Coverage Ratios, Leverage Ratios, Interest Coverage Ratios and Senior Interest Coverage Ratios for the Group for each of those periods.

         (d) Within five days after a Group Member makes an acquisition of a type described in paragraph (a), Parent shall provide the Administrative Agent with a certificate, signed by a director of Parent on behalf of the board of Parent, stating that the board has (i) approved the acquisition and (ii) confirmed that the proposed acquisition will not give rise to an Event of Default or Default.

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                                                                              61

         (e) If a Group Member acquires an interest in a business or company that has total assets of A$2,000,000 or more, Parent shall ensure that the Group Member that acquires the interest, or (at the option of the Administrative Agent) each Group Member that holds shares or other ownership interests in that Group Member (i) executes such Securities and other documents as the Administrative Agent reasonably requires, consistent with the laws of the relevant jurisdiction, except to the extent that Parent demonstrates to the reasonable satisfaction of the Administrative Agent that it is not reasonably practicable or that the cost of executing the same is excessive relative to the benefit anticipated to be provided thereby, and (ii) provides the Administrative Agent with such evidence and information (such as legal opinions) in relation to its execution of those documents, as the Administrative Agent reasonably requires, promptly after the acquisition is completed.

         (f) Parent may also permit a Group Member (i) to acquire without regard to clause (a)(ii) but subject to clause (a)(iii), a business or company that principally conducts the manufacturing, processing or distribution of food ingredients, consumer branded food products or non-alcoholic beverages if the arm's-length acquisition cost is less than A$30,000,000 (or its equivalent) and none of the acquisition cost is funded by a withdrawal from an Investment Account, and (ii) to consummate on an arm's-length basis the NZDF Acquisition without regard to clause (a)(ii) or (a)(iii) so long as (A) Parent receives and furnishes to the Lenders the report of an independent expert who must be reputable and industry recognized as to the fairness and reasonableness of the transaction to the shareholders of Parent (other than Rank Group Limited and its associates) (which may take the form of any such report that is required to be prepared under the Australian Stock Exchange Listing Rules or the Corporations Act 2001 of Australia), (B) after giving pro forma effect thereto (including the financing therefor), (1) the Leverage Ratio as of the end of the previous Financial Year or Financial Quarter (whichever is more recent) would be at least
0.50 to 1.00 less than the maximum permitted Leverage Ratio at such time pursuant to Section 6.10, (2) each of the (x) Leverage Ratio and (y) Senior Leverage Ratio as of the end of the previous Financial Year or Financial Quarter (whichever is more recent) would be no higher than the actual Leverage Ratio and Senior Leverage Ratio, respectively, as of such date (without giving such pro forma effect) and (3) the sum of (x) consolidated cash on Parent's consolidated balance sheet on such day and held by Parent or any Group Member in accounts located in Australia, Canada, The Netherlands, New Zealand or the United States, to the extent that there is no legal, contractual or other restriction on the ability of Parent to readily procure that the cash is transferred to Parent or a Group Security Provider in such a way that the cash would (if so transferred) be subject to a Security, other than cash held in an Investment Account, and (y) the unused commitments under the Revolving Credit Facility shall exceed A$100,000,000, (C) no Event of Default or Default shall have occurred and be continuing or result therefrom and (D) the consummation of the NZDF Acquisition (including the financing therefor and the incurrence of indebtedness as a result of or in connection therewith) shall not give rise to any obligation to repurchase or offer to repurchase, event of default, default or other similar event under any indenture or similar instrument governing Financial Indebtedness of any Group Member that is subordinated in right of payment to the Loans.

         (g) Parent shall ensure that no Group Member or (to the extent within Parent's control) Associate acquires a business or company that does not principally conduct the manufacturing, processing or distribution of food ingredients, consumer branded food products or non-alcoholic beverages.

         (h) Notwithstanding the foregoing provisions of this Section 5.09, the Acquisition shall be permitted hereunder.

         (i) Any acquisition permitted by, and made pursuant to, this Section
5.09 is a "Permitted Acquisition".

         SECTION 5.10. Investment Account. (a) Parent shall (i) procure that one or more Group Security Providers establish one or more accounts denominated in Australian dollars, Canadian dollars, Euro, New Zealand dollars or United States dollars with the Co-Trustee or one or more Lenders or Term A Subscribers (but with no more than four Lenders in aggregate) on the Co-Trustee's or the relevant Lender's or Term A Subscriber's usual market terms for accounts of that nature, each entitled "Burns Philp - Investment Account" and (ii) ensure that each of those accounts is the subject of a valid and perfected first-priority Security in favor of the Security Trustee (on such terms as the Administrative Agent reasonably requires), supported by such other documentation and opinions as the Administrative Agent reasonably requires, before a deposit is required to be made into the account under this Agreement (each such account is an "Investment Account").

         (b) Each Investment Account shall be established under the control of the Security Trustee, and in the name and for the account of the relevant Group Security Provider but on the basis that it is subject to this Section 5.10.

         (c) Parent must ensure that each Investment Account is maintained in order, and ensure that it remains in credit, at all times.

         (d) Interest that accrues on an Investment Account is to be paid in accordance with the terms of the relevant Investment Account to such other account as Parent directs.

         (e) A Group Security Provider, by giving an appropriately completed IA Withdrawal Request to the Administrative Agent and the Security Trustee at least three Business Days before the proposed withdrawal date, may require the Security Trustee to permit it to withdraw money standing to the credit of its Investment Account (other than a Repayment Amount) if (i) no Event of Default or Default has occurred and is continuing and (ii) (A) it or another Group Security Provider immediately applies the withdrawn amount towards consideration for a Permitted Acquisition or (B) it or another Group Security Provider has applied an amount equal to the withdrawn amount, funded from other sources, within the previous 90 days towards consideration for a Permitted Acquisition, in each case in accordance with Section 5.09(a).

         (f) An amount standing to the credit of an Investment Account may only be withdrawn in accordance with this Section 5.10.

         SECTION 5.11. Application of Repayment Amounts. Parent shall ensure that any amount that has become a Repayment Amount under Section 5.07(b)(ii) shall be used to prepay Term Debt pursuant to Section 2.13(g).

         SECTION 5.12. Use of Proceeds. Parent shall ensure that the proceeds of the Loans only be used for an Eligible Purpose.

         SECTION 5.13. Supplemental Securities. To the extent that the Administrative Agent has not received on or before the Closing Date the Supplemental Securities together

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                                                                              63

with such evidence and information (such as legal opinions) in relation to the execution of the Supplemental Securities as the Administrative Agent reasonably requires, Parent must ensure that the Supplemental Securities are executed by the relevant Group Security Provider and the evidence and information provided to the Administrative Agent, in form and substance satisfactory to the Administrative Agent (acting reasonably), as soon as reasonably practicable and in any event within 90 days of the Closing Date.

                                   ARTICLE VI

                               Negative Covenants

         Parent covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable hereunder have been paid in full, unless the Required Lenders shall otherwise consent in writing, Parent shall not:

         SECTION 6.01. Financial Indebtedness. Incur Financial Indebtedness, and Parent shall ensure that no Subsidiary or (if the matter is within Parent's control) Associate incurs Financial Indebtedness, other than:

                  (a) in the case of itself and the Subsidiaries:

                           (i) Existing Treasury Transactions (which may be
                  secured under the Securities as Priority 1 Debt);

                           (ii) Treasury Transactions entered into with a Lender
                  or its Affiliates or a Term A Subscriber or a Term A Subscriber Affiliate or with a TLB Tranche 2 Lender or its Affiliates (which may be secured under the Securities as Priority 1 Debt) and unsecured Treasury Transactions entered into with any other person;

                           (iii) working capital facilities entered into by one
                  or more Group Security Providers with financial institutions (which may be secured as Priority 1 Debt if the financial institutions first enter into an intercreditor agreement with the Administrative Agent on terms reasonably satisfactory to the Administrative Agent) as long as the aggregate principal amount of Financial Indebtedness outstanding under such working capital facilities does not exceed A$40,000,000 on any date;

                           (iv) Financial Indebtedness existing on the date of
                  this Agreement and set forth in Schedule 8;

                           (v) Financial Indebtedness consisting of Loans
                  (including Incremental Loans) hereunder and the guarantees thereof under the other Transaction Documents (which may be secured under the Securities as Priority 1 Debt);

                           (vi) (A) Financial Indebtedness that is provided by a
                  Group Member to a Group Security Provider, or by a Group Member (the "First Group Member") to another Group Member in which Parent's direct or indirect proportionate ownership interest is the same or greater than Parent's direct or indirect proportionate ownership in the First Group Member, or

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                                                                              64

                  (B) Financial Indebtedness that is provided by a Group Security Provider to Goodman Fielder or any wholly-owned subsidiary of Goodman Fielder after Goodman Fielder has become a Subsidiary but before Goodman Fielder has become a Group Security Provider;

                           (vii) Financial Indebtedness incurred under (A) the
                  Term A Facility Agreement in an aggregate principal amount not to exceed A$1,300,000,000 (which may be secured under the Securities as Priority 1 Debt) or (B) the Revolving Facility Agreement in an aggregate principal amount not to exceed A$100,000,000 at any time outstanding (which may be secured under the Securities as Priority 1 Debt);

                           (viii) the New Subordinated Notes in an aggregate
                  principal amount of up to US$210,000,000;

                           (ix) NZ Holdings Capital Notes Bridge Loans in an
                  aggregate principal amount up to NZ$250,000,000 and NZ Holdings Capital Notes in an aggregate principal amount up to NZ$300,000,000; provided that the aggregate amount of Financial Indebtedness permitted by this Section 6.01(a)(ix) shall not exceed NZ$300,000,000 at any time outstanding;

                           (x) Financial Indebtedness of Parent or any
                  Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Financial Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such Financial Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Financial Indebtedness permitted by this Section 6.01(a)(x), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(a)(xi), shall not exceed US$35,000,000 at any time outstanding;

                           (xi) Capital Lease Obligations in an aggregate
                  principal amount, when combined with the aggregate principal amount of all Financial Indebtedness incurred pursuant to
                  Section 6.01(a)(x), not in excess of US$35,000,000 at any time outstanding;

                           (xii) Financial Indebtedness of any person (other
                  than Goodman Fielder and its subsidiaries) that becomes a Subsidiary after the date of this Agreement; provided that (A) such Financial Indebtedness exists at the time such person becomes a Subsidiary and is not created in contemplation of or in connection with such person becoming a Subsidiary, (B) such Financial Indebtedness is not secured by any Encumbrance other than Encumbrances existing at the time (and not created in contemplation of) the acquisition of such person and (C) the aggregate principal amount of Financial Indebtedness permitted by this Section 6.01(a)(xii), when combined with the aggregate principal amount of all Financial Indebtedness incurred pursuant to Section 6.01(a)(xiii), shall not exceed US$100,000,000 in any Financial Year and US$300,000,000 in the aggregate over the life of the Facility;

                           (xiii) unsecured Financial Indebtedness incurred in
                  connection with a Permitted Acquisition in an aggregate principal amount, when combined with the aggregate principal amount of all Financial Indebtedness incurred pursuant to
                  Section 6.01(a)(xii), not in excess of US$100,000,000 in any Financial Year and US$300,000,000 in the aggregate over the life of the Facility;

                           (xiv) unsecured Financial Indebtedness of any Group
                  Security Provider that is subordinated in right of payment to the Loans so long as (A) such Financial Indebtedness requires no scheduled payments of principal prior to the first anniversary of the Maturity Date, (B) the covenants in such Financial Indebtedness do not require the issuer thereof to maintain any specified financial performance or ratios (other than debt incurrence tests or other financial ratios that are required to be met as a condition to taking specified actions thereunder) and (C) the subordination provisions thereof shall be no less favorable to the Lenders than those of the New Subordinated Notes ("Permitted Subordinated Debt");

                           (xv) any extensions, refinancings, renewals or
                  replacements of Financial Indebtedness incurred pursuant to clause (iv), (viii), (ix), (x), (xi), (xii), (xiii), (xviii),
                  (xix) and (xxv) to the extent the principal amount of such Financial Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Financial Indebtedness is decreased, such Financial Indebtedness, if subordinated to the Loans and other obligations under the Transaction Documents, remains so subordinated on terms no less favorable to the Lenders and the original obligors in respect of such Financial Indebtedness remain the only obligors thereon (it being understood that any extensions, refinancings, renewals or replacements of Financial Indebtedness incurred pursuant to clause (xxv) may be secured under the Securities as Priority 1 Debt);

                           (xvi) Financial Indebtedness entered into by a Group
                  Member that is not a Group Security Provider as long as (A) the sum of all such Group Member's FI x POI (where FI for each such Group Member is the aggregate principal amount of all such Financial Indebtedness of the Group Member and POI for each such Group Member is Parent's direct or indirect proportionate ownership interest in the Group Member) does not exceed the Subsidiary Limit at any time and (B) the Financial Indebtedness is either unsecured or only secured over assets of the relevant Group Member;

                           (xvii) Financial Indebtedness of Goodman Fielder or
                  any of its subsidiaries incurred pursuant to the GF Receivables Program in an amount not to exceed A$50,000,000 in the aggregate to any time outstanding;

                           (xviii) Financial Indebtedness of Goodman Fielder or
                  any of its subsidiaries that (A) exists on the Control Date and (B) does not exceed US$50,000,000 from and after the later of the date that is 75 days after (1) the Control Date and (2) the Closing Date;

                           (xix) NZDF Capital Notes outstanding at the time of
                  the NZDF Acquisition in an aggregate principal amount up to NZ$150,000,000;

                           (xx) Bridge Debentures (which may be secured under
                  the Securities as Priority 1 Debt) and, if the Bridge Term Tranche B Debentures are not incurred, any Financial Indebtedness provided to Goodman Fielder or a subsidiary of Goodman Fielder to fund the repayment, prepayment or redemption of the GMF Notes or any other Financial Indebtedness of Goodman Fielder or any subsidiaries of Goodman Fielder not to exceed US$50,000,000 (the "GMF Facility") (which may be secured under the Securities as Priority 1
                  Debt); provided that the entire outstanding principal amount thereof must be repaid on or prior to the Closing Date (other than the Bridge Term Tranche B Debentures or, if the Bridge Term Tranche B Debentures are not incurred, the GMF Facility which, in each case, must be repaid within 90 days of Goodman Fielder becoming a Wholly-Owned Subsidiary);

                           (xxi) Financial Indebtedness incurred under the
                  Existing Senior Loan Agreement (which may be secured under the Securities as Priority 1 Debt); provided that the entire outstanding principal amount thereof must be repaid on or prior to the Closing Date;

                           (xxii) obligations (A) in respect of performance,
                  bid, appeal or surety bonds and completion guarantees, (B) for or in connection with pledges, deposits or payments in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) in respect of worker's compensation obligations, employee benefit obligations, property, casualty or liability insurance and self-insurance, in each of cases (A) through (C), where the requirement or request to incur such obligation arises in the ordinary course of business and to the extent such obligation constitutes Financial Indebtedness;

                           (xxiii) Financial Indebtedness arising from the
                  honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Financial Indebtedness is extinguished within five Business Days of Parent or any Subsidiary receiving notice of its incurrence;

                           (xxiv) Guarantees by Parent or any Subsidiary of any
                  Financial Indebtedness of Parent or any Subsidiary permitted to be incurred pursuant to this Section 6.01(a);

                           (xxv) Financial Indebtedness incurred under the TLB
                  Tranche 2 Credit Agreement in an aggregate principal amount not to exceed US$65,000,000 (which may be secured under the TLB Tranche 2 Pledge Agreement and under the Securities as Priority 1 Debt); and

                           (xxvi) additional unsecured Financial Indebtedness in
                  an aggregate principal amount not to exceed US$40,000,000 at any time outstanding.

                  (b) in the case of Associates, any Financial Indebtedness as long as the sum of all Associates' FI x POI (where FI for each Associate is the aggregate principal amount of all such Financial Indebtedness of the Associate and POI for each

         Associate is Parent's direct or indirect proportionate ownership interest in the Associate) does not exceed the Associate Limit at any time.

         Notwithstanding the foregoing provisions of this Section 6.01, Parent shall not incur Financial Indebtedness, and shall ensure that no Subsidiary or (if the matter is within Parent's control) Associate incurs Financial Indebtedness, the incurrence of which would give rise (following the expiration of any grace or cure period, if applicable) to any obligation to repurchase or offer to repurchase, event of default, default or other similar event under any indenture or similar instrument governing Financial Indebtedness of such person subordinated in right of payment to the Loans (an "Incurrence Default"); provided, however, that Parent shall have a period of 30 days from the date of any Incurrence Default to rectify, remedy or remove such Incurrence Default.

         Except as otherwise expressly provided in clauses (i), (ii), (iii),
(v), (vii), (xv), (xx), (xxi) and (xxv) of paragraph (a) above, Parent shall not secure, and shall ensure that no Subsidiary or (if the matter is within Parent's control) Associate secures, any Financial Indebtedness permitted under this Agreement or otherwise under the Securities as Priority 1 Debt.

         SECTION 6.02. Encumbrances. Create or permit to exist, and shall ensure that no Subsidiary creates or permits to exist, any Encumbrance over any of its property, other than a Permitted Encumbrance.

         SECTION 6.03. Disposal of Property. Dispose of, declare a trust over or otherwise create an interest in, and must ensure that no Subsidiary disposes of, declares a trust over or otherwise creates an interest in, any of its property except (a) as permitted by Sections 6.02, 6.04 or 6.06, (b) Parent or any Subsidiary may make Permitted Asset Disposals, (c) Parent or any Subsidiary may make Permitted Group Asset Disposals or (d) in the case of Excluded Subsidiaries, as contemplated by Section 5.05.

         SECTION 6.04. Restricted Payments. And shall ensure that the Subsidiaries do not, (a) declare or pay any dividend, return any capital to its shareholders, make any distribution of assets, share capital, obligations or securities (or, to the extent they represent a distribution in lieu of a dividend, warrants, rights or options) to any of its shareholders in their capacity as such, purchase, redeem, retire, defease, exchange or otherwise acquire for value all or any part of its issued share capital or any warrants, rights or options to acquire any of its issued share capital (whether or not on issue at the date of this Agreement), or (b) (i) make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or (ii) pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Financial Indebtedness that is subordinated in right of payment to the Loans (each of the foregoing, a "Restricted Payment"), unless (A) no Event of Default or Default has occurred which is continuing immediately prior to the Restricted Payment and the Restricted Payment will not result in the occurrence of an Event of Default or Default, (B) there is no breach of Section 6.09 and
(C) either (1) the Restricted Payment is made to Parent or a Wholly-Owned Subsidiary (or, in the case of a Restricted Payment by a Subsidiary that is not a Wholly-Owned Subsidiary, to all its owners pro rata in accordance with their respective ownership interests), (2) in the case of an Excluded Subsidiary, to the extent that it is Liquidated in accordance with Section 5.05, (3) the Restricted Payment is made by Parent on Converting Preference Shares in an amount not to exceed A$19,000,000 in any Financial Year or (4) the Restricted Payment is made in an amount not to exceed US$25,000,000 (or its equivalent) in the aggregate over the life of the Facility; provided, however, that, from and after September 30, 2003, Restricted Payments shall be permitted, without regard to clause (C)(4) but subject to clauses (A) and (B) above and to the first further proviso below, up to an aggregate amount in each Financial Year equal to (x) 25% of Free Cash Flow from the immediately preceding Financial Year, if the Senior Leverage Ratio on the immediately preceding Calculation Date was less than or equal to 2.75 to 1.00 but greater than 2.50 to 1.00, or (y) 50% of Free Cash Flow from the immediately preceding Financial Year, if the Senior Leverage Ratio on the immediately preceding Calculation Date was less than or equal to 2.50 to
1.00 (it being understood that the amount in clause (C)(4) shall not be deemed to include any Restricted Payments made pursuant to this proviso) (the "Free Cash Flow Restricted Payments"); provided further that notwithstanding the foregoing, Parent shall not, and shall ensure that the Subsidiaries do not, make Restricted Payments if such payments would cause the sum of (x) the Free Cash Flow Restricted Payments and (y) the Restricted Payments made with all or a portion of the amount in clause (C)(4) to exceed A$60,000,000 in any Financial Year; provided further that notwithstanding the foregoing, Parent or a Subsidiary may (I) repay any Financial Indebtedness of an entity acquired pursuant to Section 5.09 within 60 days of the consummation of such Permitted Acquisition, (II) make payments in respect of Financial Indebtedness that is subordinated in right of payment to the Loans solely with Equity Interests or in kind, (III) refinance Financial Indebtedness pursuant to Section 6.01(a)(xv) and
(IV) repay NZ Holdings Capital Notes Bridge Loans in whole or in part with the proceeds from the exercise of the August 2003 Options.

         SECTION 6.05. Capital Expenditures. Incur Capex at any time, and shall ensure that no Subsidiary incurs Capex at any time, if this would cause the aggregate amount of Capex incurred by Group Members in a Financial Year to exceed the greater of (a) 20% of EBITDA for the Group for that Financial Year and (b) the amount set out for that Financial Year below:

Financial Year ended                    Amount
--------------------                    ------
   June 30, 2003                    A$100,000,000
   June 30, 2004                    A$170,000,000
   June 30, 2005                    A$150,000,000
   June 30, 2006                    A$130,000,000
   June 30, 2007                    A$120,000,000
   June 30, 2008                    A$120,000,000

calculated, in the case of expenditures incurred in currencies other than Australian dollars, at the Spot Rate at the time the expenditure is incurred. The amount of permitted Capex set out above in respect of any Financial Year shall be increased by the amount of unused permitted Capex for the immediately preceding Financial Year (without giving effect to this sentence) up to an amount that is 75% of the permitted Capex for such immediately preceding Financial Year.

         SECTION 6.06. Mergers. And shall ensure that the Subsidiaries do not, participate in any merger, demerger, amalgamation or reconstruction, except (i) in favor of Parent or a Wholly-Owned Subsidiary (or, in the case of a merger, demerger, amalgamation or reconstruction involving a Majority-Owned Subsidiary, in such a way that the effective indirect ownership interest of Parent in that Majority-Owned Subsidiary or its assets (as appropriate) is not reduced) or (ii) in the case of an Excluded Subsidiary, to the extent that it is Liquidated in accordance with Section 5.05.

         SECTION 6.07. Organization. Amend, and shall ensure that no Subsidiary amends, its constitution, charter, by-laws or other constituent documents (i) in a manner that would change its jurisdiction of incorporation or organization or
(ii) otherwise in any respect that would materially adversely affect the interests of the Lenders, in either case, without the consent of the Administrative Agent (acting on the instructions of the Required Lenders).

         SECTION 6.08. Interest on Capital Notes. Pay, and shall ensure that no Subsidiary pays, any interest (in whole or in part) under the NZ Holdings Capital Notes Bridge Facility or any other Capital Securities and must suspend, and must ensure that any Subsidiary suspends, the payment of any such interest in accordance with the provisions of the NZ Holdings Capital Notes Bridge Facility Agreement or the relevant documentation for such Capital Securities (as applicable) (i) in the case of Capital Securities only, prior to the date on which the calculation of the Interest Suspension Financial Covenants for the first Calculation Date has been delivered to the Administrative Agent, and (ii) if at any time there is a breach of any of the Interest Suspension Financial Covenants and for so long as that breach continues.

         SECTION 6.09. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for each period of 12 months that ends on a Calculation Date that occurs in a period set out in the following table to be less than the amount set out below:

                 Period                               Ratio
                 ------                               -----
Closing Date through December 31, 2004            1.10 to 1.00
Thereafter                                        1.20 to 1.00

         SECTION 6.10. Leverage Ratio. Permit the Leverage Ratio for each period of 12 months that ends on a Calculation Date that occurs in a period set out in the following table to be more than the amount set out below:

                 Period                               Ratio
                 ------                               -----
Closing Date through December 31, 2003            4.90 to 1.00
January 1, 2004 through June 30, 2004             4.75 to 1.00
July 1, 2004 through December 31, 2004            4.25 to 1.00
January 1, 2005 through June 30, 2005             4.00 to 1.00
July 1, 2005 through December 31, 2005            3.75 to 1.00
January 1, 2006 through June 30, 2006             3.50 to 1.00
Thereafter                                        3.25 to 1.00

         SECTION 6.11. Interest Coverage Ratio. Permit the Interest Coverage Ratio for each period of 12 months that ends on a Calculation Date that occurs in a period set out in the following table to be less than the amount set out below:

                 Period                               Ratio
                 ------                               -----
Closing Date through December 31, 2003            2.10 to 1.00
January 1, 2004 through June 30, 2004             2.25 to 1.00
July 1, 2004 through June 30, 2005                2.50 to 1.00
July 1, 2005 through June 30, 2006                2.75 to 1.00
Thereafter                                        3.00 to 1.00

         SECTION 6.12. Senior Interest Coverage Ratio. Permit the Senior Interest Coverage Ratio for each period of 12 months that ends on a Calculation Date that occurs in a period set out in the following table to be less than the amount set out below:

                 Period                               Ratio
                 ------                               -----
Closing Date through December 31, 2003            3.75 to 1.00
January 1, 2004 through June 30, 2004             4.00 to 1.00
July 1, 2004 through December 31, 2004            4.25 to 1.00
January 1, 2005 through June 30, 2005             4.50 to 1.00
Thereafter                                        4.75 to 1.00

         SECTION 6.13. Investments, Loans and Advances. And shall ensure that the Subsidiaries do not, purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) (i) investments by Parent, the Borrower and the other Subsidiaries existing on the date of this Agreement (and, in the case of investments in non-Group Members, set forth in Schedule 12) and (ii) additional investments by Parent, the Borrower and the other Subsidiaries in the Equity Interests of the Borrower and the other Subsidiaries; provided that (A) any such Equity Interests held by a Group Security Provider shall be subject to a Security and (B) the aggregate amount of investments by Group Security Providers in, and loans and advances by Group Security Providers to, Subsidiaries that are not Group Security Providers (net of the aggregate amount of any dividends, distributions or loan repayments received by Group Security Providers from Subsidiaries that are not Group Security Providers) shall not exceed US$25,000,000 in any Financial Year;

                  (b) Permitted Investments;

                  (c) loans or advances made by Parent or the Borrower to any Subsidiary and made by any Subsidiary to Parent, the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Group Security Provider shall be subject to a Security and (ii) the amount of such loans and advances made by Group Security Providers to Subsidiaries that are not Group Security Providers shall be subject to the limitation set forth in paragraph (a) above;

                  (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (e) Group Members may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed US$5,000,000;

                  (f) Group Members may enter into Hedging Arrangements pursuant to Section 5.03;

                  (g) Group Members may make Permitted Acquisitions (including the repayment, refinancing, purchase or repurchase of debt of the acquired entity pursuant to Section 5.09, Section 6.01(a)(xv) and
         Section 6.04);

                  (h) investments in, and loans and advances to, Associates by Group Members so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (h) (determined without regard to any write-downs or write-offs of such investments, loans and advances and net of the aggregate amount of any dividends, distributions or loan repayments received by Group members from Associates) does not exceed US$25,000,000 in any Financial Year;

                  (i) investments in receivables owing to Parent or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Parent or any such Subsidiary deems reasonable under the circumstances;

                  (j) investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (k) investments in any person to the extent such investments represent the non-cash portion of the consideration received for a Permitted Asset Disposal made pursuant to Section 5.07;

                  (l) investments in any person to the extent such investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by Parent or any Subsidiary;

                  (m) investments in any person to the extent such investments consist of Parent or a Subsidiary funding a benefit plan for employees of Parent and the Subsidiaries;

                  (n) in addition to investments permitted by paragraphs (a) through (m) above, additional investments, loans and advances by Group Members so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (n) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed US$20,000,000 in the aggregate at any time outstanding; and

                  (o) in addition to investments permitted by paragraphs (a) through (n) above, additional investments, loans and advances by Group Members so long as the amounts invested, loaned or advanced pursuant to this paragraph (o) (determined without regard to any write-downs or write-offs of such investments, loans and advances) in any Financial Year do not exceed the sum of the Borrower's Portion of Free Cash Flow and the Borrower's Portion of Equity Proceeds.

         SECTION 6.14. Transactions with Affiliates. And shall ensure that the Subsidiaries do not, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of Parent (an "Affiliate Transaction") unless the terms of the Affiliate Transaction are no less favorable to Parent or such Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a person who is not an Affiliate; provided, however, that the provisions of this Section 6.14 shall not prohibit (a) any Restricted Payment permitted by Section 6.04; (b) any investment, loan or advance, in each case permitted to be made pursuant to Section 6.01 or Section 6.13; (c) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, share options and share ownership plans approved by the board of directors of Parent;
(d) the payment of reasonable and customary directors' fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, consulting agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of Parent or any other Group Member entered into in the ordinary course of business; (e) any transaction with or among Group Security Providers; (f) the issuance or sale of any Equity Interests of Parent, including pursuant to share options; (g) any financial advisory, investment banking, commercial banking, corporate trust, insurance, institutional fund management and similar financial or ancillary services provided by any person in the ordinary course of business and on commercially reasonable terms; (h) any transaction with or among Group Members or Associates entered into in the ordinary course of business that the board of directors of Parent determines to be in the best interest of the Group; and (i) any agreement or arrangement in effect on the Closing Date and described in
Schedule 13, as the same may be amended, modified or replaced from time to time (provided that the amended, modified or replaced agreement or arrangement is not less favorable in any material respect to Parent and the Subsidiaries than that in effect on the Closing Date).

                                   ARTICLE VII

                                Events of Default

         Each of these events or circumstances is an "Event of Default":

                  (a) (non-payment of principal) if the Borrower fails to pay any amount of principal of any Loan that is due and payable when it is due (whether on a Repayment Date, the date fixed for prepayment thereof, the acceleration thereof or otherwise);

                  (b) (non-payment of other amounts) if a Group Party fails to pay any amount hereunder other than principal of any Loan that is due and payable within two Business Days of its due date;

                  (c) (other obligations) if a Group Party fails to comply with any of its obligations under any Transaction Document (other than a failure referred to elsewhere in this Article or a failure to comply with Section 5.01(f)) and (i) the Administrative Agent (acting at the direction of the Required Lenders) reasonably considers that the failure cannot be remedied or (ii) the Administrative Agent (acting at the direction of the Required Lenders) reasonably considers that the failure can be remedied, and the failure is not remedied within 15 Business Days after notice thereof by the Administrative Agent to Parent;

                  (d) (misrepresentation) if any representation, warranty or statement made by, any Group Member in or in connection with any Transaction Document (other than under Section 3.01(d)) is untrue or misleading (whether by omission or otherwise) in any material respect when so made or repeated;

                  (e) (Insolvency Event) if an Insolvency Event occurs in respect of a Group Party or any other Subsidiary, other than a Liquidation of an Excluded Subsidiary in accordance with Section 5.05;

                  (f) (maintenance of capital) if Parent passes a resolution (i) to permit the giving of financial assistance, whether directly or indirectly, for the purpose of, or in connection with, an acquisition or proposed acquisition by a person of shares or of any right or interest in shares in it or in any holding company of it, (ii) for the reduction of its share capital (including the purchase of its shares but excluding a redemption of redeemable shares) except as permitted under this Agreement or (iii) to limit its ability to make calls on its uncalled share capital, without the consent of the Administrative Agent;

                  (g) (Material Adverse Effect) if an event or a change occurs or a series of events or changes occur which have or is or are likely to have a Material Adverse Effect (excluding any event or change that may arise as a consequence of the announcement or consummation of the Offer or any Options Offer or the financing for the Offer or any Options Offer);

                  (h) (cross-default) if (i) any Financial Indebtedness of any Group Member in an amount exceeding A$40,000,000 (or its equivalent) becomes due for payment or delivery (other than at the option of the relevant Group Member) before the stated maturity of that Financial Indebtedness as a result of a default or event of default (however described) (except in the case of the Existing Senior Loan Agreements or any Financial Indebtedness of Goodman Fielder or any of its subsidiaries prior to Goodman Fielder becoming a Wholly-Owned Subsidiary so long as such Financial Indebtedness of Goodman Fielder or such subsidiary is repaid promptly after the Control Date), (ii) an agreement by any person with any Group Member to provide or underwrite financial accommodation in an amount exceeding A$40,000,000 (or its equivalent), or to acquire or assume any risk in respect of Financial Indebtedness in an amount exceeding A$40,000,000 (or its equivalent), is prematurely terminated as a result of a default or event of default (however described) (except in the case of the Existing Senior Loan Agreements or

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                                                                              74

         any Financial Indebtedness of Goodman Fielder or any of its subsidiaries prior to Goodman Fielder becoming a Wholly-Owned Subsidiary) or (iii) any money or commodity owing or deliverable by any Group Member in respect of any Financial Indebtedness in an amount exceeding A$40,000,000 (or its equivalent) is not paid or delivered when due for payment or delivery (having regard to any applicable grace period) (except in the case of the Existing Senior Loan Agreements or any Financial Indebtedness of Goodman Fielder or any of its subsidiaries prior to Goodman Fielder becoming a Wholly-Owned Subsidiary);

                  (i) (creation of Encumbrances) if any Group Member creates or permits to exist any Encumbrance over any of its property, other than a Permitted Encumbrance;

                  (j) (enforcement of Encumbrances) if any Encumbrance over property of a Group Member that secures an amount in excess of A$20,000,000 becomes enforceable;

                  (k) (compulsory acquisition) if all or a material part of the property of a Group Member is compulsorily acquired by any Government Agency or a Group Member sells or divests itself of all or a material part of its property because it is required to do so by a binding order from a Government Agency, and the Group Member does not receive compensation for the acquisition, sale or disposal that is acceptable to the Administrative Agent;

                  (l) (inability to perform) if a Group Member ceases for any reason to be able lawfully to carry out all the transactions that any Transaction Document contemplates may be carried out by it, unless arrangements satisfactory to the Administrative Agent to replace the relevant provision are not agreed and implemented to the satisfaction of the Administrative Agent within 20 Business Days (or, if Parent demonstrates to the satisfaction of the Administrative Agent within that period that it is diligently pursuing a replacement of the relevant provision and that the relevant provision will be able to be replaced as required within such longer period as the Administrative Agent may approve, that longer period);

                  (m) (Security void) if (i) all or any material provision of any Security or any other Security Document is or becomes void, voidable, illegal or unenforceable or of limited force (other than because of equitable principles or laws affecting creditors' rights generally) or (ii) a Security is not or ceases to be a valid, perfected first-priority Security Interest in accordance with its terms over the property to which it is expressed to apply, or a Group Member claims this to be the case, unless the Administrative Agent determines in any such case that the affected provision is not material to the Lenders' overall security position;

                  (n) (other Transaction Documents void) if all or any material provision of any Transaction Document other than a Security is or becomes void, voidable, illegal or unenforceable or of limited force (other than because of equitable principles or laws affecting creditors' rights generally), or a Group Member claims this to be the case, unless arrangements satisfactory to the Administrative Agent to replace that provision are not agreed and implemented to the satisfaction of the Administrative Agent within 20 Business Days (or, if Parent demonstrates to the

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                                                                              75

         satisfaction of the Administrative Agent within that period that it is diligently pursuing a replacement of the relevant provision and that the relevant provision will be able to be replaced as required within such longer period as the Administrative Agent may approve, that longer period);

                  (o) (Financial Indebtedness) if Parent or a Subsidiary incurs Financial Indebtedness in breach of Section 6.01;

                  (p) (loss of material Authorizations) if a Group Member ceases to hold (i) an Authorization that is necessary to enable it to properly execute the Transaction Documents and to carry out the transactions that they contemplate and to ensure that each Transaction Document is legal, valid, binding and admissible in evidence or (ii) any material Authorization that is necessary to enable it to properly carry on its business and this has a Material Adverse Effect, and if the Administrative Agent reasonably considers that the cessation can be remedied, the cessation is not remedied within 15 Business Days after the Administrative Agent requires Parent to remedy it;

                  (q) (environmental breach) if a Group Member breaches an Environmental Law that is applicable to it, its business or its property in a manner that has a Material Adverse Effect;

                  (r) (Change in Control) if a Change in Control occurs which is not rectified or remedied within 30 days so as to remove the Change in Control;

                  (s) (involuntary U.S. proceeding) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking
         (i) liquidation, reorganization or other relief in respect of Parent or any Subsidiary or its debts, or of a substantial part of its assets, under any United States Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect (a "US Insolvency Law") or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or any Subsidiary or for a substantial part of its assets under any US Insolvency Law, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; and

                  (t) (voluntary U.S. proceeding) Parent or any Subsidiary shall
         (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any US Insolvency Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (s) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or any Subsidiary or for a substantial part of its assets under any US Insolvency Law, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) take any action for the purpose of effecting any of the foregoing.

         In case of the happening of an Event of Default, then, and in every such event (other than a U.S. Insolvency Event with respect to Parent or the Borrower), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the

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                                                                              76

following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and immediately upon the occurrence of a U.S. Insolvency Event with respect to Parent or the Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

         Notwithstanding the foregoing, no Event of Default or Default will occur if (i) Parent breaches Section 4.11 of the indenture dated as of June 21, 2002, governing the Subordinated Notes (the "Indenture"), as a result of Parent failing to cause Goodman Fielder or any of its subsidiaries to provide a Guaranty Agreement (as defined in the Indenture) at the time that BPC1 acquires more than 50% of the ordinary shares of Goodman Fielder or any of its subsidiaries or (ii) an Event of Default (under and as defined in the Indenture) occurs under Section 6.01(6) thereof as a result of any Indebtedness (as defined in the Indenture) of Goodman Fielder or any of its subsidiaries that is outstanding at the time that BPC1 acquires more than 50% of the ordinary shares of Goodman Fielder or any of its subsidiaries being unpaid or accelerated prior to the Control Date, in each case unless and until the Trustee (as defined in the Indenture) (or the Holders (as defined in the Indenture) of at least 25% in principal amount of the Securities (as defined in the Indenture)) declares the principal of, and accrued but unpaid interest on, the Securities (as defined in the Indenture) to be due and payable.

                                  ARTICLE VIII

                            The Administrative Agent

         Each of the Lenders hereby irrevocably appoints the Administrative Agent its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Transaction Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent is hereby expressly authorized to instruct the Security Trustee with respect to any and all documents (including releases) and actions that it may take with respect to the Securities and the rights of the parties secured thereunder with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Transaction Documents.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Parent, the

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                                                                              77

Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Transaction Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Transaction Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Parent, the Borrower or a Lender, and the Administrative Agent (acting in its capacity as such) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Transaction Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Transaction Document by any party other than itself, (iv) the validity, enforceability, effectiveness or genuineness of any Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Transaction Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Commitments as well as activities as Administrative Agent.

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                                                                              78

         Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), to appoint a successor; provided, however, that the consent of the Borrower shall not be required to any such appointment during the continuance of any Event of Default. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the consent of Parent (which consent shall not be unreasonably withheld or delayed), on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided, however, that the consent of Parent shall not be required to any such appointment during the continuance of any Event of Default. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent.

         Each Lender agrees for the benefit of the Security Trustee that any instruction that the Administrative Agent gives the Security Trustee in relation to the Security Trust Deed, the Deed of Debenture Trust or any other Security Document will be taken, to the extent necessary, to have been given by the Required Lenders, and that the Security Trustee may assume this to be the case without enquiry. Each Lender acknowledges that the Administrative Agent will hold the benefit of the promise in this paragraph on trust for the Security Trustee.

         The Administrative Agent will direct the Security Trustee in accordance with clause 3.3 of the Security Trust Deed to waive the requirement that Parent comply with its obligations under the last sentence of clause 3.22 of the Security Trust Deed during the term of this Agreement. The Administrative Agent may however require Parent to produce an opinion of counsel of the type referred to in the last sentence of clause 3.22 of the Security Trust Deed in relation to a particular jurisdiction at any time if it reasonably considers it necessary to do so.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Transaction Document, any related agreement or any document furnished hereunder or thereunder.

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                                                                              79

                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower or Parent, to it at Level 23, 56 Pitt Street, Sydney, NSW, 2000, Australia, Attention of Helen Golding, Company Secretary and General Counsel (Telecopy No. +61-2-9247-3272);

                  (b) if to the Administrative Agent, to Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Services (Telecopy No. +1-212-325-8304); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be regarded as given and received
(i) if it is delivered or sent by fax (A) by 5:00 p.m. (local time in the place of receipt) on a Business Day, on that day, or (B) after 5:00 p.m. (local time in the place of receipt) on a Business Day or on a day that is not a Business Day, on the next Business Day, and (ii) if it is sent by mail, on actual receipt.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Parent herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Transaction Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

         SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Parent and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

         SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on

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                                                                              80

behalf of the Borrower, Parent, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, (A) the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld); provided, however, that the consent of the Borrower shall not be required to any such assignment during the continuance of any Event of Default and (B) the amount of the Commitment or Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or Loan), (ii) the parties to each such assignment shall either (A) execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500, or (B) electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC but shall also include any such other electronic settlement system as may be notified by the Administrative Agent from time to time) and
(iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and the applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid). Notwithstanding the foregoing, no assignee, which as of the date of any assignment to it pursuant to this Section 9.04(b) would be entitled to receive any greater payment under Section 2.14,
2.16 or 2.20 than the assigning Lender would have been entitled to receive as of such date under such Sections with respect to the rights assigned, shall be entitled to receive such greater payments unless the Borrower has consented in writing to the assignment and agreed in writing to waive the benefit of this sentence.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balance of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or

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                                                                              81

value of this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Financial Statements referred to in Section 3.02(b) or delivered pursuant to Section 5.02 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee required by paragraph (b) above (if any), the applicable tax forms completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and
(ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect

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                                                                              82

to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or substantially all of the Securities). All amounts payable by the Borrower to any Lender hereunder in respect of any Loan and the applicability of the costs protection provisions contained in Section 2.14, 2.16 and 2.20 shall be determined as if such Lender had not sold or agreed to sell any participation in such Loan, and as if such Lender were funding the participated portion of such Loan the same way that it is funding the portion of such Loan in which no participation has been sold.

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.17.

         (h) Any Lender may (without the consent of the Borrower or the Administrative Agent) at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender (including, if such Lender is a fund that invests in bank loans, to a trustee for holders of obligations owed, or securities issued, by such fund); provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto and any foreclosure or exercise of remedies by such assignee or trustee shall be subject to the provisions of this Section 9.04 regarding assignments in all respects.

         (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender as if it had made such Loan itself). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. Notwithstanding the foregoing, no SPC, which as of the date of any granting to it pursuant to this Section 9.04(i) would be entitled to receive any greater payment under Section 2.14, 2.16 or 2.20 than the Granting Lender would have been entitled to receive as of such date under such Sections with respect to the rights granted, shall be entitled to receive such greater payments unless the Borrower has consented in writing to the granting and agreed in writing to waive the benefit of this sentence.

         (j) Neither Parent nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Parent agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the syndication of the Commitments and the preparation and administration of this Agreement and the other Transaction Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents or in connection with the Loans made issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.

         (b) The Borrower and Parent agree, jointly and severally, to indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans,
(iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto or (iv) any actual or alleged presence or release of hazardous or environmentally sensitive materials on any property owned or operated by

Parent, the Borrower or any of the other Subsidiaries, or any Environmental Liability related in any way to Parent, the Borrower or any of the other Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or wilful misconduct of such Indemnitee.

         (c) To the extent that Parent and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or
(b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the outstanding Loans.

         (d) To the extent permitted by applicable law, neither Parent nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for indirect or consequential damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

         (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Group Member against any of and all the obligations for moneys owing by any Group Member under this Agreement or the other Transaction Documents to such Lender. The rights of each Lender under this
Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Transaction Document or consent to any departure by the Borrower or any other Group Party therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Parent in any case shall entitle the Borrower or Parent to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Parent and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of the fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or release any Guarantor or all or substantially all of the Securities, without the prior written consent of each Lender, (iv) reduce the percentage contained in the definition of the term "Required Lenders" (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date of this Agreement) or (v) modify the protections afforded to an SPC pursuant to the provisions of
Section 9.04(i) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Transaction Document without the prior written consent of the Administrative Agent.

         SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Transaction Documents constitute the entire contract between the parties relative to the Loans and Borrowings hereunder. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Transaction Documents. Nothing in this Agreement or in the other Transaction Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent

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                                                                              86

expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Transaction Documents.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect

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                                                                              87

any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, Parent or their respective properties in the courts of any jurisdiction.

         (b) Each of Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Subject to paragraph (d), each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (d) Parent irrevocably designates, appoints and empowers CT Corporation System ("CT Corporation"), with offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its designee, appointee and authorized agent to receive for and on its behalf service (i) of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and the other New Transaction Documents and (ii) that may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation as such authorized agent shall become effective immediately without any further action on its part. Parent represents to the Administrative Agent and the Lenders that it has notified CT Corporation of such designation and appointment and that CT Corporation has accepted the same, and that CT Corporation has been paid its full fee for such designation, appointment and related services through the date that is one year from the date of this Agreement. Parent agrees that, to the extent permitted by law, service of process upon CT Corporation (or its successors as agent for service of process) and written notice of said service to Parent pursuant to Section 9.01 of this Agreement, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, Parent agrees to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section 9.15(d) reasonably satisfactory to the Administrative Agent. Parent further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 9.15(d) (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to it at its address specified in or designated pursuant to Section 9.01. Parent agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law.

         SECTION 9.16. Judgment Currency. (a) The obligations of the Borrower and the other Group Parties hereunder to make payments in U.S. dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other New Transaction Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or any other Group Party or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Spot Rate as of the day on which the judgment is given (the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         SECTION 9.17. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Transaction Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.17, to
(i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Transaction Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.17, (h) to the extent the disclosure is expressly permitted by any Transaction Document or (i) to the extent any disclosure is made in the Bid Documents or in any offer document for the New Subordinated Notes or NZ Holdings Capital Notes. For the purposes of this Section 9.17, "Information" shall mean all information received from the Borrower or Parent and related to the Borrower or Parent or their business, other than any such information that was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Parent; provided that, in the case of Information received from the Borrower or Parent after the date of this Agreement, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.17 shall

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                                                                              89

be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

         SECTION 9.18. Undertaking to Pay the Administrative Agent. (a) Without limiting any other provision of this Agreement but subject to paragraph (b) below, Parent undertakes as a primary obligation to pay to the Administrative Agent an amount equal to each amount (as used in this Section 9.18, an "Underlying Amount") that it or the Borrower is liable to pay to the Administrative Agent, a Lender or an Affiliate of a Lender from time to time under this Agreement or a Treasury Transaction with a Lender or an Affiliate of a Lender (whether or not it remains a Lender or an Affiliate of a Lender) (a "Swap Counterparty"), at the time and in the currency at and in which the Underlying Amount is so payable.

         (b) The undertaking in paragraph (a) will be taken to be satisfied in relation to an Underlying Amount if that Underlying Amount is actually and irrevocably paid in accordance with the terms for its payment.

         SECTION 9.19. Obligations to Rank as Priority 1 Debenture Stockholder's Debt. Parent acknowledges that it is a condition to any Loan being made hereunder that (a) Parent issue Priority 1 Debenture Stock (as defined in the Security Trust Deed) to the Administrative Agent and (b) Parent nominate this Agreement as a "Priority 1 Transaction Document" for the purposes of the Security Trust Deed.

         SECTION 9.20. Administrative Agent to Hold Payment Undertaking and Debenture Stock on Trust. (a) The Administrative Agent declares that it holds the benefit of Parent's undertaking in Section 9.18, together with the Priority 1 Debenture Stock that is issued to it as contemplated by Section 9.19, on trust for itself, the Lenders and the Swap Counterparties from time to time.

         (b) The trust established under paragraph (a) commences on the date of this Agreement and ends (unless it is terminated earlier by the Administrative Agent with the consent of all Lenders and of all Swap Counterparties of which it is notified under paragraph (c)) on the day before the 21st anniversary of the date of this Agreement.

         (c) Each Lender must notify the Administrative Agent if it enters into a Treasury Transaction with Parent or the Borrower, giving the Administrative Agent sufficient details of the transaction to enable it to manage its rights and obligations under this clause.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  BURNS PHILP INC.,

                                      by: /s/ Helen Golding
                                          ____________________________
                                          Name: Helen Golding
                                          Title: Officer & Attorney

                                  BURNS, PHILP & COMPANY LIMITED,

                                      by: /s/ Helen Golding
                                          ____________________________
                                          Name: Helen Golding
                                          Title: Attorney

                                  CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch, individually and as Administrative Agent,

                                      by: /s/ Joseph J. Adipietro
                                          ____________________________
                                          Name: Joseph J. Adipietro
                                          Title: Director

                                      by: /s/ Christopher Lally
                                          ____________________________
                                          Name: Christopher Lally
                                          Title: Vice President

             [SIGNATURE PAGE TO THE US$270,000,000 BURNS PHILP INC.
                                CREDIT AGREEMENT]

                   Name of Lender:  ____________________________________________

                                by  ____________________________________________
                                    Name:
                                    Title: